EXHIBIT 99.2

Quarterly Supplemental Information
September 30, 2019

Corporate Headquarters	Institutional Analyst Contact	Investor Relations
5565 Glenridge Connector, Suite 450	Telephone: 770.418.8592	Telephone: 866.354.3485
Atlanta, GA 30342	research.analysts@piedmontreit.com	investor.services@piedmontreit.com
Telephone: 770.418.8800		www.piedmontreit.com

Piedmont Office Realty Trust, Inc.
Quarterly Supplemental Information

Notice to Readers:
Please refer to page 46 for a discussion of important risks related to the business of Piedmont Office Realty Trust, Inc., as well as an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information. Considering these risks, uncertainties, assumptions, and limitations, the forward-looking statements about leasing, financial operations, leasing prospects, etc. contained in this quarterly supplemental information report may differ from actual results.

Certain prior period amounts have been reclassified to conform to the current period financial statement presentation. In addition, many of the schedules herein contain rounding to the nearest thousands or millions and, therefore, the schedules may not total due to this rounding convention.
To supplement the presentation of the Company’s financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), this report contains certain financial measures that are not prepared in accordance with GAAP, including FFO, Core FFO, AFFO, Same Store NOI, Property NOI, EBITDAre and Core EBITDA. Definitions and reconciliations of these non-GAAP measures to their most comparable GAAP metrics are included beginning on page 38. Each of the non-GAAP measures included in this report has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the Company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this report may not be comparable to similarly titled measures disclosed by other companies, including other REITs. The Company may also change the calculation of any of the non-GAAP measures included in this report from time to time in light of its then existing operations.

In certain presentations herein, the Company has provided disaggregated financial and operational data (for example, some pieces of information are displayed by geography, industry, or lease expiration year) for informational purposes for readers; however, regardless of the various presentation approaches taken herein, we continue to evaluate and utilize our consolidated financial results in making operating decisions, allocating resources, and assessing our performance.

Piedmont Office Realty Trust, Inc.
Corporate Data

Piedmont Office Realty Trust, Inc. (also referred to herein as "Piedmont" or the "Company") (NYSE: PDM) is an owner, manager, developer, redeveloper and operator of high-quality, Class A office properties in select sub-markets located primarily within seven major Eastern U.S. office markets. Its geographically-diversified, $5 billion portfolio is comprised of approximately
17 million square feet (as of the date of release of this report, incorporating the sale of 500 West Monroe Street). The Company is a fully-integrated, self-managed real estate investment trust ("REIT") with local management offices in each of its major markets and is investment-grade rated by Standard & Poor’s and Moody’s. At the end of the third quarter of 2019, three-fourths of the Company's portfolio was Energy Star certified and approximately 40% was LEED certified. Piedmont is headquartered in Atlanta, GA.

This data supplements the information provided in our reports filed with the Securities and Exchange Commission and should be reviewed in conjunction with such filings.

	As of	As of
	September 30, 2019	December 31, 2018
Number of consolidated in-service office properties (1)	55	54
Rentable square footage (in thousands) (1)	17,015	16,208
Percent leased (2)	91.9%	93.3%
Capitalization (in thousands):
Total debt - principal amount outstanding (excludes premiums, discounts, and deferred financing costs)	$1,887,033	$1,694,706
Equity market capitalization (3)	$2,626,358	$2,150,764
Total market capitalization (3)	$4,513,391	$3,845,470
Total debt / Total market capitalization (3)	41.8%	44.1%
Average net debt to Core EBITDA	6.0 x	5.8 x
Total debt / Total gross assets	39.0%	36.2%
Common stock data:
High closing price during quarter	$20.91	$18.90
Low closing price during quarter	$19.21	$16.49
Closing price of common stock at period end	$20.88	$17.04
Weighted average fully diluted shares outstanding during quarter (in thousands)	126,240	128,811
Shares of common stock issued and outstanding at period end (in thousands)	125,783	126,219
Annual regular dividend per share (4)	$0.84	$0.84
Rating / Outlook:
Standard & Poor's	BBB / Stable	BBB / Stable
Moody's	Baa2 / Stable	Baa2 / Stable
Employees	131	134

(1)	As of September 30, 2019, our consolidated office portfolio consisted of 55 properties (exclusive of one 487,000 square foot property that was taken out of service for redevelopment on January 1, 2018, Two Pierce Place in Itasca, IL), compared to 54 properties at December 31, 2018. During the first quarter of 2019, the Company sold One Independence Square, a 334,000 square foot office building located in Washington, DC. During the second quarter of 2019, the Company acquired Galleria 100, a 414,000 square foot office building, along with a 1.5 acre developable land parcel, located in Atlanta, GA. During the third quarter of 2019, the Company sold The Dupree, a 138,000 square foot office building located in Atlanta, GA, and we acquired Galleria 400 and Galleria 600, two office buildings comprised of 864,000 square feet in total, along with a 10.2 acre developable land parcel, located in Atlanta, GA.
(2)
Calculated as square footage associated with commenced leases plus square footage associated with executed but uncommenced leases for vacant spaces, divided by total rentable square footage, all as of the relevant date, expressed as a percentage. This measure is presented for our consolidated office properties and, since January 1, 2018, it has excluded one out of service property. Please refer to page 26 for additional analyses regarding Piedmont's leased percentage.

(3)	Reflects common stock closing price, shares outstanding and outstanding debt as of the end of the reporting period, as appropriate.
(4)	Total of the regular dividends per share declared over the prior four quarters.

Piedmont Office Realty Trust, Inc.
Investor Information

Corporate
5565 Glenridge Connector, Suite 450
Atlanta, Georgia 30342
770.418.8800
www.piedmontreit.com

Executive Management

C. Brent Smith	Robert E. Bowers	Edward H. Guilbert, III	Christopher A. Kollme
Chief Executive Officer, President	Chief Financial and Administrative Officer	Executive Vice President, Finance,	Executive Vice President,
and Director	and Executive Vice President	Assistant Secretary and Treasurer	Finance & Strategy
Investor Relations Contact

Laura P. Moon	Joseph H. Pangburn	Thomas R. Prescott	Alex Valente
Chief Accounting Officer and	Executive Vice President,	Executive Vice President,	Executive Vice President,
Senior Vice President	Southwest Region	Midwest Region	Southeast Region

George Wells	Robert K. Wiberg
Executive Vice President,	Executive Vice President,
Real Estate Operations	Northeast Region and Head of Development

Board of Directors

Frank C. McDowell	Dale H. Taysom	Kelly H. Barrett	Wesley E. Cantrell
Director, Chairman of the Board of Directors,	Director, Vice Chairman of the	Director, Chair of the Audit Committee,	Director, Chair of the Governance
Chair of the Compensation Committee, and	Board of Directors, and Member of the	and Member of the Governance Committee	Committee, and Member of the
Member of the Audit and Governance Committees	Audit and Capital Committees		Compensation Committee

Barbara B. Lang	Donald A. Miller, CFA	C. Brent Smith	Jeffery L. Swope
Director and Member of the Compensation	Director	Chief Executive Officer, President	Director, Chair of the Capital
and Governance Committees		and Director	Committee, and Member of the
Compensation Committee

Transfer Agent	Corporate Counsel

Computershare	King & Spalding
P.O. Box 30170	1180 Peachtree Street, NE
College Station, TX 77842-3170	Atlanta, GA 30309
Phone: 866.354.3485	Phone: 404.572.4600

Piedmont Office Realty Trust, Inc.
Financial Highlights
As of September 30, 2019

Financial Results (1)

Net income attributable to Piedmont for the quarter ended September 30, 2019 was $8.4 million, or $0.07 per share (diluted), compared to $16.1 million, or $0.13 per share (diluted), for the same quarter in 2018. Net income attributable to Piedmont for the nine months ended September 30, 2019 was $66.8 million, or $0.53 per share (diluted), compared to $84.9 million, or $0.65 per share (diluted), for the same period in 2018. The decrease in net income attributable to Piedmont for the three months and the nine months ended September 30, 2019 when compared to the same periods in 2018 was primarily due to higher general and administrative expenses resulting from a) retirement and separation expenses incurred during the second quarter of 2019 resulting from the retirement on June 30 of two senior officers, including our former Chief Executive Officer, and related changes to the senior management team, and b) higher long-term performance incentive compensation expense accruals associated with the Company's total shareholder return outperformance relative to peers during the periods, and due to higher amortization expense attributable to over $470 million of acquisitions completed since the beginning of 2018.

Funds from operations (FFO) for the quarter ended September 30, 2019 was $56.7 million, or $0.45 per share (diluted), compared to $57.6 million, or $0.45 per share (diluted), for the same quarter in 2018. FFO for the nine months ended September 30, 2019 was $164.3 million, or $1.30 per share (diluted), compared to $167.0 million, or $1.27 per share (diluted), for the same period in 2018. The decrease in dollar amount of FFO for the nine months ended September 30, 2019 when compared to the same period in 2018 was largely due to higher general and administrative expenses in 2019 as described above for changes in net income, partially offset by growth in rental income attributable to increased occupancy in 2019 when compared to 2018.

Core funds from operations (Core FFO) for the quarter ended September 30, 2019 was $56.7 million, or $0.45 per share (diluted), compared to $57.6 million, or $0.45 per share (diluted), for the same quarter in 2018. Core FFO for the nine months ended September 30, 2019 was $167.5 million, or $1.33 per share (diluted), compared to $168.7 million, or $1.29 per share (diluted), for the same period in 2018. The decrease in dollar amount of Core FFO for the three months and the nine months ended September 30, 2019 when compared to the same periods in 2018 was primarily attributable to higher general and administrative expenses in 2019 as described above for changes in net income, partially offset by the positive revenue effects of increased occupancy in 2019 as described above for changes in FFO

Adjusted funds from operations (AFFO) for the quarter ended September 30, 2019 was $36.7 million, compared to $45.5 million for the same quarter in 2018. AFFO for the nine months ended September 30, 2019 was $130.8 million, compared to $130.7 million for the same period in 2018. The decrease in AFFO for the three months ended September 30, 2019 when compared to the same period in 2018 was primarily due to a greater amount of non-incremental capital expenditures incurred during the third quarter of 2019 when compared to the third quarter of 2018 attributable to recent leasing activity.

All of the per share results for the three months and the nine months ended September 30, 2019 were positively influenced by the Company's repurchases of common stock since the beginning of 2018, amounting to approximately 17.2 million shares, or about $314 million, funded through asset dispositions. No shares were repurchased during the third quarter of 2019.

Operations and Leasing

As of September 30, 2019, Piedmont had 55 in-service office properties located primarily in seven major office markets in the eastern portion of the United States and one, 487,000 square foot redevelopment property located in Chicago. This redevelopment property is excluded from Piedmont's in-service operating portfolio for the purposes of statistical reporting throughout this supplemental report. For additional information regarding this redevelopment project, please refer to page 37 of this report.

On a square footage leased basis, our total in-service office portfolio was 91.9% leased as of September 30, 2019, as compared to 92.6% at June 30, 2019 and 93.3% at December 31, 2018. Please refer to page 26 for additional leased percentage information.

The weighted average remaining lease term of our in-service portfolio was 6.4 years(2) as of September 30, 2019 as compared to 6.6 years at December 31, 2018. Our weighted average adjusted Annualized Lease Revenue(3) per square foot for our in service portfolio was $36.24 as of September 30, 2019.

(1)
FFO, Core FFO and AFFO are supplemental non-GAAP financial measures. See page 38 for definitions of these non-GAAP financial measures, and pages 14 and 40 for reconciliations of FFO, Core FFO and AFFO to Net Income.

(2)
Remaining lease term (after taking into account leases for vacant spaces which had been executed but not commenced as of September 30, 2019) is weighted based on Annualized Lease Revenue, as defined on page 38.

(3)	Annualized Lease Revenue is adjusted for buildings at which tenants pay operating expenses directly to include such operating expenses as if they were paid by the Company and reimbursed by the tenants as under a typical net lease structure, thereby incorporating the effective gross rental rate for those buildings.

During the three months ended September 30, 2019, the company completed approximately 564,000 square feet of leasing activity. Of the total leasing activity completed during the quarter, we signed new tenant leases for approximately 195,000 square feet. During the nine months ended September 30, 2019, the Company completed approximately 1,403,000 square feet of leasing activity (exclusive of a short-term lease renewal signed with the State of New York (1) at 60 Broad Street in New York, NY during Q1 2019), of which approximately 567,000 square feet was related to new tenant leases. The average committed capital for tenant improvements and leasing commissions per square foot per year of lease term for all leasing activity completed during the nine months ended September 30, 2019 (net of commitment expirations during the period) was $5.10 (see page 32).

Of the 564,000 square feet of leases executed during the three months ended September 30, 2019, nine leases were greater than 10,000 square feet at our consolidated office properties. Information on those leases is set forth below.

Tenant	Property	Market	Square Feet Leased	Expiration Year	Lease Type
Commercial Metals Company	6565 North MacArthur Boulevard	Dallas	105,916	2028	Renewal / Contraction
WeWork Companies Inc.	1155 Perimeter Center West	Atlanta	71,821	2035	New
Siemens Corporation	Crescent Ridge II	Minneapolis	69,308	2030	Renewal / Contraction
Gartner, Inc.	6031 Connection Drive	Dallas	54,920	2034	Expansion
Qualcomm Incorporated	90 Central Street	Boston	49,036	2025	Renewal
Morris Adjmi Architects P.C.	60 Broad Street	New York	19,800	2029	Renewal / Expansion
Smithsonian Institution	400 Virginia Avenue	Washington, DC	12,440	2024	New
Social Solutions International, Inc.	400 Virginia Avenue	Washington, DC	11,761	2023	New
Orange Business Services U.S., Inc.	Galleria 100	Atlanta	11,671	2027	Renewal / Contraction

At the end of the third quarter of 2019, there were two tenants whose leases individually contributed greater than 1% in Annualized Lease Revenue expiring during the eighteen month period following September 30, 2019. Information regarding the leasing status of the spaces associated with these tenants' leases is presented below.

Tenant	Property	Property Location	Net Square Footage Expiring	Net Percentage of Current Quarter Annualized Lease Revenue Expiring (%)	Expiration	Current Leasing Status
State of New York	60 Broad Street	New York, NY	476,996	4.9%	Q4 2019	During the third quarter of 2019, documentation was finalized for an approximately 520,000 square foot lease renewal and expansion. Subsequent to the end of the quarter, the approximately 20-year lease renewal and expansion was signed by the Commissioner of General Services of the State of New York. The lease was completed with compelling terms, including no free rent.
City of New York	60 Broad Street	New York, NY	313,022	2.1%	Q2 2020	The Company is in advanced discussions with the tenant regarding a long-term lease renewal.

Future Lease Commencements and Abatements

As of September 30, 2019, our overall leased percentage was 91.9% and our economic leased percentage was 86.4%. The difference between overall leased percentage and economic leased percentage is attributable to two factors:

1)leases which have been contractually entered into for currently vacant spaces but have not yet commenced (amounting to 591,135 square feet of leases as of September 30, 2019, or 3.5% of the portfolio); and
2)leases which have commenced but are within rental abatement periods (amounting to 467,596 square feet of leases as of September 30, 2019, or a 2.0% impact to leased percentage on an economic basis).

(1)	Since the lease renewal negotiations with the State of New York were not anticipated to conclude prior to the original lease expiration date of March 31, 2019, the lease was extended on a short-term basis to allow for an orderly resolution to the final outstanding items under negotiation.

The gap between reported leased percentage and economic leased percentage will fluctuate over time as (1) new leases are signed for vacant spaces (with the gap this quarter being heavily influenced by the Transocean lease for 301,000 square feet of vacant space at Enclave Place in Houston, TX, attributable for 1.8% of the 5.5% gap), (2) abatements associated with existing or newly executed leases commence and expire (see below for more detail on existing large leases with abatements), and/or (3) properties are bought and sold. Consequently, the absolute level of economic leased percentage and its growth over time are the primary management metrics and not the spread between reported and economic leased percentages at any one point in time. As additional leasing is completed for vacant space and the overall portfolio leased percentage increases, the economic leased percentage will naturally follow as new leases commence and any related abatement periods expire. Since the beginning of 2014, the reported leased percentage has increased approximately 5% and the economic leased percentage has increased almost 12%.

Piedmont has leases with many large corporate office space users. The average size of lease in the Company's portfolio is near 20,000 square feet. Due to the large size and length of term of new leases, Piedmont typically signs leases several months in advance of their anticipated lease commencement dates. Presented below is a schedule of uncommenced leases greater than 50,000 square feet and their anticipated commencement dates. Lease renewals are excluded from this schedule.

Tenant	Property	Property Location	Square Feet Leased	Space Status	Estimated Commencement Date	New / Expansion
Transocean Offshore Deepwater Drilling, Inc.	Enclave Place	Houston, TX	300,906	Vacant	Q4 2019 (1)	New
salesforce.com (formerly Demandware, Inc.)	5 Wall Street	Burlington, MA	127,408	Not Vacant	Q4 2019 (75,495 SF) Q3 2021 (51,913 SF)	New
WeWork Companies Inc.	200 South Orange Avenue	Orlando, FL	73,380	Vacant / Not Vacant (2)	Q2 2020	New
WeWork Companies Inc.	1155 Perimeter Center West	Atlanta, GA	71,821	Vacant	Q1 2020	New
Gartner, Inc.	6031 Connection Drive	Irving, TX	54,920	Vacant	Q2 2020 (27,150 SF) Q1 2021 (27,770 SF)	New

New leases frequently provide rental abatement concessions to tenants and these abatements typically occur at the beginning of the leases. The currently reported cash net operating income and AFFO understate the Company's long-term cash generation ability from existing signed leases due to several leases being in abatement periods. Presented below are two schedules related to abatements. The first is a schedule of leases with abatements of 50,000 square feet or greater that expired during the third quarter of 2019, and the second is a schedule of leases with abatements of 50,000 square feet or greater that are either currently under abatement or will be so within the next twelve months.

Abatements Expired During the Quarter

Tenant	Property	Property Location	Abated Square Feet	Lease Commencement Date	Abatement Period Expired During Current Quarter	Lease Expiration
VMware, Inc.	1155 Perimeter Center West	Atlanta, GA	50,442	Q3 2019	August 2019	Q3 2027

Current / Future Abatements

Tenant	Property	Property Location	Abated Square Feet	Lease Commencement Date	Remaining Abatement Schedule	Lease Expiration
Transocean Offshore Deepwater Drilling, Inc.	Enclave Place	Houston, TX	300,906	Q4 2019 (3)	July 2019 through April 2021 (3) (4)	Q2 2036
VMware, Inc.	1155 Perimeter Center West	Atlanta, GA	50,442	Q3 2019	October and November 2019; January and February 2020	Q3 2027
Norris McLaughlin, P.A.	400 Bridgewater Crossing	Bridgewater, NJ	61,642	Q4 2016	November and December 2019	Q4 2029
WeWork Companies Inc.	1155 Perimeter Center West	Atlanta, GA	71,821	Q1 2020	January through March 2020	Q3 2035
WeWork Companies Inc.	200 South Orange Avenue	Orlando, FL	73,380	Q2 2020	April through June 2020	Q4 2035

(1)	GAAP revenue recognition is anticipated to commence in Q4 2019, conditional upon the substantial completion of the tenant's improvements to the space. The rental abatement period began July 2019 (at the commencement of the contracted lease period) and will not vary based upon the timing of the commencement of GAAP revenue recognition.
(2)	Approximately 49,632 square feet are currently vacant, while the remaining 23,748 square feet are not vacant.
(3)	The nearly 17-year lease contract commenced in July 2019. GAAP revenue recognition is anticipated to commence in Q4 2019, conditional upon the substantial completion of the tenant's improvements to the space. The rental abatement period began July 2019 and will not vary based upon the timing of the commencement of GAAP revenue recognition.
(4)	The tenant's existing lease at another building in Houston terminates in 2021. The tenant desired to have access to its new space at Enclave Place on an accelerated basis without duplicative rental charges. Piedmont was able to negotiate into the lease other economic and credit-supporting terms as a result of this longer free rent period.

Financing and Capital Activity

Among Piedmont's stated strategic objectives is to harvest capital through the disposition of non-core assets and assets in which the Company believes full value has been reached and to use the sale proceeds to:
•invest in real estate assets with higher overall return prospects and/or strategic merits in one of our identified operating markets where we have a significant operating presence with a competitive advantage and that otherwise meet our strategic criteria;
•reduce leverage levels by repaying outstanding debt; and/or
•repurchase Company stock when it is believed to be trading at a significant discount to NAV.
Information on the Company's recent accomplishments in furtherance of its strategic objectives is presented below.

Dispositions
On September 4, 2019, Piedmont completed the sale of The Dupree, a 138,000 square foot, six-story office building, located in Atlanta, GA, for $12.7 million. The transaction has allowed Piedmont to focus its Atlanta operations on its core holdings in the Northwest and Central Perimeter submarkets.

Acquisitions
On August 23, 2019, the Company completed the purchase of two 19-story, Class A office buildings, Galleria 400 and Galleria 600, along with a 10.2 acre adjacent, developable land parcel, located in Atlanta, GA. Galleria 400, a 430,000 square foot, 94% leased office building with a seven-level parking structure, and Galleria 600, a 434,000 square foot, 73% leased office building with a four-level parking structure, were purchased for $212.4 million, or $246 per square foot, over a 45% discount to replacement cost. The land, which can accommodate up to 1,000,000 square feet of additional development, was purchased for $18.8 million. The properties are located adjacent to Piedmont's other assets located within the urban, master-planned Galleria development, an amenity-rich project in Atlanta's Northwest submarket with walkable access to hotels, dining, retail, residences and SunTrust Park (home to the Atlanta Braves). The project offers excellent visibility and accessibility to two of Atlanta's major thoroughfares, Interstates 75 and 285. Since 2015, Piedmont has assembled 2.1 million square feet of office space across five buildings along with three development sites, consolidating the project’s multi-tenant office buildings and 6,000-space structured parking facilities under a single owner for the first time. This consolidated ownership provides pricing power, a variety of development and redevelopment opportunities, and the ability to realize marketing, operating and tenancy synergies. Piedmont’s total acquisition basis in The Galleria is just under $500 million, or approximately $216 per square foot, which represents a significant discount to the estimated replacement cost.

For additional information on acquisitions and dispositions completed over the previous eighteen months, please refer to page 36.

Development / Redevelopment
During the fourth quarter of 2018, the Company substantially completed the construction phase of a $14 million redevelopment at Two Pierce Place in Itasca, IL. The project included a renovation of the property's lobby and exterior plaza, an elevator modernization, the enhancement and addition of building amenities, and the acquisition and improvement of additional land to increase the building's parking ratio. The building is currently in the lease-up phase of the redevelopment project; due to its redevelopment status, this property is excluded from Piedmont's in-service operating portfolio for the purposes of statistical reporting throughout this supplemental report.

During the third quarter of 2019, Piedmont completed the construction of an $8.5 million tenant-only amenity center at US Bancorp Center in Minneapolis, MN. The amenity center, with approximately 24-foot ceilings and large-windowed views of the downtown skyline, is located on the thirty-first floor of the building in former storage space and provides to tenants a full fitness center, a lounge and conference rooms. The project was completed on schedule and within budget.

Additional detail on the Company's developable land parcels, all of which are located adjacent to existing Piedmont properties, as well as information on its redevelopment project, can be found on page 37.

Finance
Anticipating the receipt of disposition proceeds from the sale of 500 West Monroe Street in Chicago, IL, the Company utilized its $500 million line of credit to acquire Galleria 400 and  Galleria 600 during the third quarter of 2019, resulting in a temporary increase in the Company's debt metrics.

As of September 30, 2019, our ratio of total debt to total gross assets was 39.0%. This debt ratio is based on total principal amount outstanding for our various loans at September 30, 2019. As of September 30, 2019, our average net debt to Core EBITDA ratio was 6.0 x, and the same measure at December 31, 2018 was 5.8 x.

The net debt to Core EBITDA ratio of 6.0 x as of September 30, 2019 is projected to drop to the low 5 x's on a pro forma basis after giving effect to the completion of the sale of 500 West Monroe Street and the use of the proceeds of the sale to reduce the principal balance outstanding under the Company's revolving line of credit. Please refer to page 44 for a pro forma presentation of key metrics for the Company after the completion of the sale of 500 West Monroe Street.

Stock Repurchase Program
No repurchases of the Company's common stock were completed during the third quarter of 2019. Since the stock repurchase program began in December 2011, the Company has repurchased approximately 48.7 million shares at an average price of $17.70 per share, or approximately $862.0 million in aggregate (before the consideration of transaction costs). As of quarter end, Board-approved capacity remaining for additional repurchases totaled approximately $74.1 million under the stock repurchase plan. Repurchases of stock under the program are made at the Company's discretion and are dependent on market conditions, the discount to estimated net asset value, other investment opportunities and other factors that the Company deems relevant.

Dividend
On July 31, 2019, the Board of Directors of Piedmont declared a dividend for the third quarter of 2019 in the amount of $0.21 per common share outstanding to stockholders of record as of the close of business on August 30, 2019. The dividend was paid on September 20, 2019. The Company's dividend payout percentage (for dividends declared) for the nine months ended September 30, 2019 was 47% of Core FFO and 61% of AFFO.

Subsequent Events

On October 28, 2019, Piedmont completed the sale of 500 West Monroe Street, a 967,000 square foot, 100% leased, 46-story, trophy office building located in the West Loop of downtown Chicago, IL, for $412 million, or approximately $426 per square foot. The Company acquired the building through a UCC foreclosure in 2011 at an implied valuation of approximately  $227.5 million. The Company successfully released substantially all of the space in the building, bringing it to full occupancy and creating significant value for its shareholders. The Company is anticipated to record a gain of approximately $160 million from the sale of the asset. For federal tax purposes, the majority of the sale proceeds were deemed reinvested into Galleria 100, Galleria 400 and Galleria 600 through reverse 1031 exchange investment structures; as a result, the Company does not anticipate the need for a special dividend distribution despite the large gain realized from the transaction. Proceeds from the sale were used to pay down a significant portion of the outstanding balance on the Company's revolving line of credit. Please refer to page 44 for a pro forma presentation of key debt and diversification metrics for the Company after the completion of the sale.

On October 30, 2019, the Board of Directors of Piedmont declared a dividend for the fourth quarter of 2019 in the amount of $0.21 per common share outstanding to stockholders of record as of the close of business on November 29, 2019. The dividend is expected to be paid on January 3, 2020.

In October 2019, the Commissioner of General Services of the State of New York executed an approximately 20-year lease renewal and expansion for the State of New York comprised of roughly 520,000 square feet at 60 Broad Street in New York, NY. The lease was executed at compelling economics, including a large accrual-basis roll up in rent when comparing the expired lease's accrual rent to the new lease's accrual rent, no downtime, and no free rent.

Guidance for 2019

The following financial guidance for calendar year 2019 has been narrowed relative to that previously provided by raising the low end of the range and is based upon year-to-date results and management's expectations at this time. This financial guidance includes the effects of the dispositions of One Independence Square, The Dupree and 500 West Monroe Street, along with the acquisitions of Galleria 100, Galleria 400 and Galleria 600. No other capital transactions that may be completed during the remainder of the year have been included in this guidance.

	Low		High
Net Income	$238 million	to	$240 million
Add:
Depreciation	105 million	to	107 million
Amortization	73 million	to	75 million
Impairment Loss	2 million	to	2 million
Less:
Gain on Sale of Real Estate Assets	(198) million	to	(201) million
NAREIT Funds from Operations applicable to Common Stock	$220 million		$223 million
NAREIT Funds from Operations per diluted share	$1.74	to	$1.77
Less:
Retirement and Separation Expenses associated with Senior Management Transition	$3 million	to	$3 million
Core Funds From Operations	$223 million	to	$226 million
Core Funds from Operations per diluted share	$1.77	to	$1.79

These estimates reflect management’s view of current market conditions and incorporate certain economic and operational assumptions and projections. Actual results could differ from these estimates. Note that individual quarters may fluctuate on both a cash basis and an accrual basis due to the timing of lease commencements and expirations, abatement periods, repairs and maintenance expenses, capital expenditures, capital markets activities, seasonal general and administrative expenses, accrued potential performance-based compensation expenses, and one-time revenue or expense events. In addition, the Company’s guidance is based on information available to management as of the date of this supplemental report.

Piedmont Office Realty Trust, Inc.
Consolidated Balance Sheets
Unaudited (in thousands)

	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Assets:
Real estate, at cost:
Land assets	$506,440	$480,489	$470,379	$470,432	$456,442
Buildings and improvements	3,099,177	2,917,089	2,853,193	2,839,640	2,744,530
Buildings and improvements, accumulated depreciation	(772,122)	(753,531)	(740,535)	(718,070)	(698,200)
Intangible lease asset	165,854	172,212	162,509	165,067	149,795
Intangible lease asset, accumulated amortization	(77,483)	(92,881)	(91,235)	(87,391)	(84,268)
Construction in progress	13,866	13,231	13,225	15,848	22,222
Real estate assets held for sale, gross	274,673	274,614	274,538	433,544	604,930
Real estate assets held for sale, accumulated depreciation & amortization	(61,579)	(59,133)	(56,577)	(102,476)	(159,456)
Total real estate assets	3,148,826	2,952,090	2,885,497	3,016,594	3,035,995
Cash and cash equivalents	10,284	7,748	4,625	4,571	6,807
Tenant receivables	10,091	10,494	11,693	10,800	10,522
Straight line rent receivable	147,197	145,399	141,545	136,762	132,592
Notes receivable	—	—	—	—	3,200
Escrow deposits and restricted cash	1,820	1,480	1,433	1,463	1,374
Prepaid expenses and other assets	27,143	32,564	22,935	24,691	30,322
Goodwill	98,918	98,918	98,918	98,918	98,918
Interest rate swap	—	10	554	1,199	4,069
Deferred lease costs, gross	441,106	425,394	411,733	413,117	393,777
Deferred lease costs, accumulated amortization	(173,490)	(188,847)	(185,867)	(176,919)	(168,881)
Other assets held for sale, gross	47,923	47,609	47,458	70,371	86,091
Other assets held for sale, accumulated amortization	(7,887)	(7,492)	(7,082)	(9,138)	(10,896)
Total assets	$3,751,931	$3,525,367	$3,433,442	$3,592,429	$3,623,890
Liabilities:
Unsecured debt, net of discount	$1,689,793	$1,472,194	$1,375,646	$1,495,121	$1,524,618
Secured debt	189,451	189,782	190,109	190,351	190,753
Accounts payable, accrued expenses, and accrued capital expenditures	114,812	87,519	74,044	120,711	102,502
Deferred income	27,985	24,641	27,053	28,779	27,450
Intangible lease liabilities, less accumulated amortization	34,970	32,724	33,360	35,708	37,986
Interest rate swaps	6,862	5,549	2,443	839	—
Other liabilities held for sale	7,275	9,983	7,265	8,780	6,585
Total liabilities	$2,071,148	$1,822,392	$1,709,920	$1,880,289	$1,889,894
Stockholders' equity:
Common stock	1,258	1,258	1,256	1,262	1,284
Additional paid in capital	3,685,504	3,687,881	3,686,017	3,683,186	3,682,209
Cumulative distributions in excess of earnings	(2,007,438)	(1,989,446)	(1,971,184)	(1,982,542)	(1,964,135)
Other comprehensive loss	(283)	1,530	5,667	8,462	12,851
Piedmont stockholders' equity	1,679,041	1,701,223	1,721,756	1,710,368	1,732,209
Non-controlling interest	1,742	1,752	1,766	1,772	1,787
Total stockholders' equity	1,680,783	1,702,975	1,723,522	1,712,140	1,733,996
Total liabilities, redeemable common stock and stockholders' equity	$3,751,931	$3,525,367	$3,433,442	$3,592,429	$3,623,890
Common stock outstanding at end of period	125,783	125,783	125,597	126,219	128,371

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended
	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Revenues:
Rental income (1)	$105,207	$102,637	$103,659	$107,387	$101,348
Tenant reimbursements (1)	25,372	22,831	22,507	24,532	23,170
Property management fee revenue	405	422	1,992	391	368
Other property related income	4,437	4,778	4,778	4,875	4,822
	135,421	130,668	132,936	137,185	129,708
Expenses:
Property operating costs	54,613	52,380	51,805	55,163	49,679
Depreciation	27,131	26,348	26,525	26,844	26,852
Amortization	19,505	18,461	17,700	16,477	14,840
Impairment loss on real estate assets	1,953	—	—	—	—
General and administrative	7,950	12,418	9,368	8,226	6,677
	111,152	109,607	105,398	106,710	98,048
Other income / (expense):
Interest expense	(16,145)	(15,112)	(15,493)	(15,729)	(15,849)
Other income / (expense)	263	752	277	158	303
Gain / (loss) on sale of real estate (2)	32	1,451	37,887	30,505	—
Net income	8,419	8,152	50,209	45,409	16,114
Less: Net (income) / loss attributable to noncontrolling interest	3	1	(1)	1	—
Net income attributable to Piedmont	$8,422	$8,153	$50,208	$45,410	$16,114
Weighted average common shares outstanding - diluted	126,240	126,491	126,181	128,811	128,819
Net income per share available to common stockholders - diluted	$0.07	$0.06	$0.40	$0.35	$0.13
Common stock outstanding at end of period	125,783	125,783	125,597	126,219	128,371

(1)	The presentation method used for this line is not in conformance with GAAP. To be in conformance with the current GAAP standard, the Company would need to combine amounts presented on the rental income line with amounts presented on the tenant reimbursements line and present that aggregated figure on one line entitled "rental and tenant reimbursement income." The amounts presented on this line were determined based upon the Company's interpretation of the rental charges and billing method provisions in each of the Company's lease documents.
(2)	The gain on sale of real estate reflected in the first quarter of 2019 was primarily related to the sale of One Independence Square in Washington, DC, on which the Company recorded a total gain of $33.2 million. The gain on sale of real estate reflected in the fourth quarter of 2018 was primarily related to the sale of 800 North Brand Boulevard in Glendale, CA, on which the Company recorded a $30.4 million gain.

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended				Nine Months Ended
	9/30/2019	9/30/2018	Change ($)	Change (%)	9/30/2019	9/30/2018	Change ($)	Change (%)
Revenues:
Rental income (1)	$105,207	$101,348	$3,859	3.8%	$311,503	$304,280	$7,223	2.4%
Tenant reimbursements (1)	25,372	23,170	2,202	9.5%	70,710	68,211	2,499	3.7%
Property management fee revenue	405	368	37	10.1%	2,819	1,059	1,760	166.2%
Other property related income	4,437	4,822	(385)	(8.0)%	13,993	15,232	(1,239)	(8.1)%
	135,421	129,708	5,713	4.4%	399,025	388,782	10,243	2.6%
Expenses:
Property operating costs	54,613	49,679	(4,934)	(9.9)%	158,798	154,175	(4,623)	(3.0)%
Depreciation	27,131	26,852	(279)	(1.0)%	80,004	81,112	1,108	1.4%
Amortization	19,505	14,840	(4,665)	(31.4)%	55,666	46,818	(8,848)	(18.9)%
Impairment loss on real estate assets	1,953	—	(1,953)	(100.0)%	1,953	—	(1,953)	(100.0)%
General and administrative	7,950	6,677	(1,273)	(19.1)%	29,736	21,487	(8,249)	(38.4)%
	111,152	98,048	(13,104)	(13.4)%	326,157	303,592	(22,565)	(7.4)%
Other income / (expense):
Interest expense	(16,145)	(15,849)	(296)	(1.9)%	(46,750)	(45,294)	(1,456)	(3.2)%
Other income / (expense)	263	303	(40)	(13.2)%	1,292	1,480	(188)	(12.7)%
Gain / (loss) on extinguishment of debt	—	—	—		—	(1,680)	1,680	100.0%
Gain / (loss) on sale of real estate (2)	32	—	32	100.0%	39,370	45,186	(5,816)	(12.9)%
Net income	8,419	16,114	(7,695)	(47.8)%	66,780	84,882	(18,102)	(21.3)%
Less: Net (income) / loss attributable to noncontrolling interest	3	—	3	100.0%	3	4	(1)	(25.0)%
Net income attributable to Piedmont	$8,422	$16,114	$(7,692)	(47.7)%	$66,783	$84,886	$(18,103)	(21.3)%
Weighted average common shares outstanding - diluted	126,240	128,819			126,190	131,187
Net income per share available to common stockholders - diluted	$0.07	$0.13			$0.53	$0.65
Common stock outstanding at end of period	125,783	128,371			125,783	128,371

(1)	The presentation method used for this line is not in conformance with GAAP. To be in conformance with the current GAAP standard, the Company would need to combine amounts presented on the rental income line with amounts presented on the tenant reimbursements line and present that aggregated figure on one line entitled "rental and tenant reimbursement income." The amounts presented on this line were determined based upon the Company's interpretation of the rental charges and billing method provisions in each of the Company's lease documents.
(2)	The gain on sale of real estate for the nine months ended September 30, 2019 was primarily related to the sale of One Independence Square in Washington, DC, on which the Company recorded a total gain of $33.2 million. The gain on sale of real estate for the nine months ended September 30, 2018 was primarily related to certain assets within the 14-property portfolio sale on which the Company recorded a total of $45.2 million in gains.

Piedmont Office Realty Trust, Inc.
Key Performance Indicators
Unaudited (in thousands except for per share data)

This section of our supplemental report includes non-GAAP financial measures, including, but not limited to, Earnings Before Interest, Taxes, Depreciation, and Amortization for real estate (EBITDAre), Core Earnings Before Interest, Taxes, Depreciation, and Amortization (Core EBITDA), Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO). Definitions of these non-GAAP measures are provided on page 38 and reconciliations are provided beginning on page 40.

Three Months Ended
Selected Operating Data	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018

Percent leased (1)	91.9%	92.6%	93.3%	93.3%	93.2%
Percent leased - economic (1) (2)	86.4%	85.9%	85.9%	86.8%	86.6%
Total revenues	$135,421	$130,668	$132,936	$137,185	$129,708
Net income attributable to Piedmont	$8,422	$8,153	$50,208	$45,410	$16,114
Core EBITDA	$73,100	$69,774	$72,018	$73,932	$73,635
Core FFO applicable to common stock	$56,743	$54,451	$56,315	$57,949	$57,610
Core FFO per share - diluted	$0.45	$0.43	$0.45	$0.45	$0.45
AFFO applicable to common stock	$36,662	$42,370	$51,778	$40,725	$45,505
Gross regular dividends (3)	$26,415	$26,415	$26,375	$26,946	$26,958
Regular dividends per share (3)	$0.21	$0.21	$0.21	$0.21	$0.21
Selected Balance Sheet Data
Total real estate assets, net	$3,148,826	$2,952,090	$2,885,497	$3,016,594	$3,035,995
Total assets	$3,751,931	$3,525,367	$3,433,442	$3,592,429	$3,623,890
Total liabilities	$2,071,148	$1,822,392	$1,709,920	$1,880,289	$1,889,894
Ratios & Information for Debt Holders
Core EBITDA margin (4)	54.0%	53.4%	54.2%	53.9%	56.8%
Fixed charge coverage ratio (5)	4.3 x	4.4 x	4.4 x	4.5 x	4.5 x
Average net debt to Core EBITDA (6)	6.0	x	5.8 x	5.8 x	5.8 x	5.8 x
Total gross real estate assets	$4,060,010	$3,857,635	$3,773,844	$3,924,531	$3,977,919
Net debt (7)	$1,874,929	$1,661,060	$1,568,482	$1,688,672	$1,716,852

(1)	Please refer to page 26 for additional leased percentage information.
(2)	Economic leased percentage excludes the square footage associated with executed but not commenced leases for currently vacant spaces and the square footage associated with tenants receiving rental abatements (after proportional adjustments for tenants receiving only partial rental abatements). Due to variations in rental abatement structures whereby some abatements are provided for the first few months of each lease year as opposed to being provided entirely at the beginning of the lease, there will be variability to the economic leased percentage over time as abatements commence and expire. Please see the Future Lease Commencements and Abatements section of Financial Highlights for details on near-term abatements for large leases.
(3)	Dividends are reflected in the quarter in which they were declared.
(4)	Core EBITDA margin is calculated as Core EBITDA divided by total revenues (including revenues associated with discontinued operations).
(5)
The fixed charge coverage ratio is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. The Company had no preferred dividends during any of the periods presented; the Company had capitalized interest of $542,505 for the quarter ended September 30, 2019, $562,449 for the quarter ended June 30, 2019, $527,551 for the quarter ended March 31, 2019, $526,032 for the quarter ended December 31, 2018, and $374,868 for the quarter ended September 30, 2018; the Company had principal amortization of $255,303 for the quarter ended September 30, 2019, $251,793 for the quarter ended June 30, 2019, $165,936 for the quarter ended March 31, 2019, $327,313 for the quarter ended December 31, 2018, and $161,405 for the quarter ended September 30, 2018.

(6)	For the purposes of this calculation, we annualize the period's Core EBITDA and use the average daily balance of debt outstanding during the period, less cash and cash equivalents and escrow deposits and restricted cash as of the end of the period.
(7)	Net debt is calculated as the total principal amount of debt outstanding minus cash and cash equivalents and escrow deposits and restricted cash as of the end of the period.

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations and Adjusted Funds From Operations
Unaudited (in thousands except for per share data)

	Three Months Ended		Nine Months Ended
	9/30/2019	9/30/2018	9/30/2019	9/30/2018

GAAP net income applicable to common stock	$8,422	$16,114	$66,783	$84,886
Depreciation (1) (2)	26,909	26,668	79,346	80,531
Amortization (1)	19,491	14,828	55,622	46,773
Impairment loss (1)	1,953	—	1,953	—
Loss / (gain) on sale of properties (1)	(32)	—	(39,370)	(45,186)
NAREIT funds from operations applicable to common stock	56,743	57,610	164,334	167,004
Adjustments:
Retirement and separation expenses associated with senior management transition	—	—	3,175	—
Loss / (gain) on extinguishment of debt	—	—	—	1,680
Core funds from operations applicable to common stock	56,743	57,610	167,509	168,684
Adjustments:
Amortization of debt issuance costs, fair market adjustments on notes payable, and discount on senior notes	526	550	1,574	1,561
Depreciation of non real estate assets	214	176	634	558
Straight-line effects of lease revenue (1)	(1,531)	(3,210)	(7,437)	(11,489)
Stock-based compensation adjustments	(3,015)	1,661	1,949	4,462
Amortization of lease-related intangibles (1)	(1,923)	(2,006)	(6,009)	(5,636)
Non-incremental capital expenditures (3)	(14,352)	(9,276)	(27,410)	(27,407)
Adjusted funds from operations applicable to common stock	$36,662	$45,505	$130,810	$130,733

Weighted average common shares outstanding - diluted	126,240	128,819	126,190	131,187

Funds from operations per share (diluted)	$0.45	$0.45	$1.30	$1.27
Core funds from operations per share (diluted)	$0.45	$0.45	$1.33	$1.29

Common stock outstanding at end of period	125,783	128,371	125,783	128,371

(1)	Includes our proportionate share of amounts attributable to consolidated properties and unconsolidated joint ventures.
(2)	Excludes depreciation of non real estate assets.
(3)	Non-incremental capital expenditures are defined on page 38.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended		Nine Months Ended
	9/30/2019	9/30/2018	9/30/2019	9/30/2018
Net income attributable to Piedmont	$8,422	$16,114	$66,783	$84,886
Net income / (loss) attributable to noncontrolling interest	(3)	—	(3)	(4)
Interest expense (1)	16,145	15,849	46,750	45,294
Depreciation (1)	27,124	26,844	79,982	81,090
Amortization (1)	19,491	14,828	55,622	46,773
Impairment loss (1)	1,953	—	1,953	—
Loss / (gain) on sale of properties (1)	(32)	—	(39,370)	(45,186)
EBITDAre	73,100	73,635	211,717	212,853
Retirement and separation expenses associated with senior management transition	—	—	3,175	—
(Gain) / loss on extinguishment of debt	—	—	—	1,680
Core EBITDA (2)	73,100	73,635	214,892	214,533
General & administrative expenses (1)	7,950	6,677	26,561	21,487
Management fee revenue (3)	(203)	(181)	(2,226)	(531)
Other (income) / expense (1) (4)	(47)	(87)	(165)	(475)
Straight-line effects of lease revenue (1)	(1,531)	(3,210)	(7,437)	(11,489)
Amortization of lease-related intangibles (1)	(1,923)	(2,006)	(6,009)	(5,636)
Property net operating income (cash basis)	77,346	74,828	225,616	217,889

Deduct net operating (income) / loss from:
Acquisitions (5)	(5,546)	(431)	(12,610)	$(1,038)
Dispositions (6)	(296)	(7,019)	(4,931)	$(18,368)
Other investments (7)	(896)	(132)	(1,181)	(1,456)
Same store net operating income (cash basis)	$70,608	$67,246	$206,894	$197,027
Change period over period	5.0%	N/A	5.0%	N/A

(1)	Includes our proportionate share of amounts attributable to consolidated properties and unconsolidated joint ventures.
(2)	The Company has historically recognized approximately $2 to $3 million of termination income on an annual basis (over the last 5 years). Given the size of its asset base and the number of tenants with which it conducts business, Piedmont considers termination income of that magnitude to be a normal part of its operations and a recurring part of its revenue stream; however, the recognition of termination income is typically variable between quarters and throughout any given year and is dependent upon when during the year the Company receives termination notices from tenants. During the three months ended September 30, 2019, Piedmont recognized $0.5 million in termination income, as compared with $0.1 million during the same period in 2018. During the nine months ended September 30, 2019, Piedmont recognized $2.3 million in termination income, as compared with $0.7 million during the same period in 2018. During calendar year 2018, Piedmont recognized a total of $3.0 million in termination income.
(3)	Presented net of related operating expenses incurred to earn the revenue; therefore, the information presented on this line will not tie to the data presented on the income statements.
(4)	Figures presented on this line may not tie back to the relevant sources as some activity is attributable to property operations and is, therefore, presented in property net operating income.
(5)	Acquisitions consist of 501 West Church Street in Orlando, FL, purchased on February 23, 2018; 9320 Excelsior Boulevard in Hopkins, MN, purchased on October 25, 2018; 25 Burlington Mall Road in Burlington, MA, purchased on December 12, 2018; Galleria 100 and land in Atlanta, GA, purchased on May 6, 2019; and Galleria 400, Galleria 600 and land in Atlanta, GA, purchased on August 23, 2019.
(6)	Dispositions consist of a 14-property portfolio sold on January 4, 2018 (comprised of 2300 Cabot Drive in Lisle, IL; Windy Point I and II in Schaumburg, IL; Suwanee Gateway One and land in Suwanee, GA; 1200 Crown Colony Drive in Quincy, MA; Piedmont Pointe I and II in Bethesda, MD; 1075 West Entrance Drive and Auburn Hills Corporate Center in Auburn Hills, MI; 5601 Hiatus Road in Tamarac, FL; 2001 NW 64th Street in Ft. Lauderdale, FL; Desert Canyon 300 in Phoenix, AZ; 5301 Maryland Way in Brentwood, TN; and 2120 West End Avenue in Nashville, TN); 800 North Brand Boulevard in Glendale, CA, sold on November 29, 2018; One Independence Square in Washington, D.C., sold on February 28, 2019; and The Dupree in Atlanta, GA, sold on September 4, 2019.
(7)
Other investments consist of active redevelopment and development projects, land, and recently completed redevelopment and development projects for which some portion of operating expenses were capitalized during the current and/or prior year reporting periods. Additional information on our land holdings can be found on page 37. The operating results from Two Pierce Place in Itasca, IL, are included in this line item.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

Same Store Net Operating Income (Cash Basis)
Contributions from Strategic Operating Markets	Three Months Ended				Nine Months Ended
	9/30/2019		9/30/2018		9/30/2019		9/30/2018
	$	%	$	%	$	%	$	%
New York	$11,117	15.7	$10,914	16.2	$33,690	16.3	$33,783	17.1
Boston (1)	8,911	12.6	8,115	12.1	26,064	12.6	24,474	12.4
Atlanta (2)	8,219	11.6	8,584	12.8	25,850	12.5	23,943	12.2
Washington, D.C. (3)	8,591	12.2	5,565	8.3	25,238	12.2	14,713	7.5
Minneapolis (4)	8,205	11.6	8,028	11.9	24,409	11.8	22,960	11.7
Orlando (5)	7,730	11.0	7,565	11.3	23,534	11.4	22,162	11.2
Dallas (6)	7,129	10.1	6,478	9.6	19,791	9.5	20,106	10.2
Chicago (7)	6,641	9.4	6,127	9.1	19,645	9.5	18,328	9.3
Other (8)	4,065	5.8	5,870	8.7	8,673	4.2	16,558	8.4
Total	$70,608	100.0	$67,246	100.0	$206,894	100.0	$197,027	100.0

NOTE:	The Company has provided disaggregated financial data for informational purposes for readers; however, regardless of the presentation approach used, we continue to evaluate and utilize our consolidated financial results in making operating decisions, allocating resources, and assessing our performance.
(1)	The increase in Boston Same Store Net Operating Income for the three months and the nine months ended September 30, 2019 as compared to the same periods in 2018 was primarily due to increased economic occupancy at 5 & 15 Wayside Road in Burlington, MA.
(2)	The increase in Atlanta Same Store Net Operating Income for the nine months ended September 30, 2019 as compared to the same period in 2018 was primarily related to increased economic occupancy at Galleria 200 in Atlanta, GA.
(3)	The increase in Washington, D.C. Same Store Net Operating Income for the three months and the nine months ended September 30, 2019 as compared to the same periods in 2018 was primarily due to increased economic occupancy at 1201 Eye Street in Washington, D.C., and 4250 North Fairfax Drive, Arlington Gateway, and 3100 Clarendon Boulevard, all located in Arlington, VA. Contributing to the increase in Same Store Net Operating Income for the nine months ended September 30, 2019 was the recognition of $1.4 million of lease termination income during the first quarter of 2019 at 400 Virginia Avenue in Washington, D.C.
(4)	The increase in Minneapolis Same Store Net Operating Income for the nine months ended September 30, 2019 as compared to the same period in 2018 was primarily attributable to increased economic occupancy at US Bancorp Center in Minneapolis, MN.
(5)	The increase in Orlando Same Store Net Operating Income for the three months and the nine months ended September 30, 2019 as compared to the same periods in 2018 was primarily attributable to increased economic occupancy at 400 TownPark in Lake Mary, FL and CNL Center II in Orlando, FL.
(6)	The increase in Dallas Same Store Net Operating Income for the three months ended September 30, 2019 as compared to the same period in 2018 was primarily due to increased economic occupancy associated with the cash rent commencement for the majority of a whole-building lease at 6011 Connection Drive in Irving, TX.
(7)	The increase in Chicago Same Store Net Operating Income for the three months and the nine months ended September 30, 2019 as compared to the same periods in 2018 was primarily attributable to increased economic occupancy at 500 West Monroe Street in Chicago, IL.
(8)	The decrease in Other Same Store Net Operating Income for the three months and the nine months ended September 30, 2019 as compared to the same periods in 2018 was primarily attributable to decreased economic occupancy at 1430 Enclave Parkway in Houston, TX; the primary tenant's lease renewal and expansion commenced in January 2019 and its gross rent was abated through June 2019.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Accrual Basis)
Unaudited (in thousands)

	Three Months Ended		Nine Months Ended
	9/30/2019	9/30/2018	9/30/2019	9/30/2018
Net income attributable to Piedmont	$8,422	$16,114	$66,783	$84,886
Net income / (loss) attributable to noncontrolling interest	(3)	—	(3)	(4)
Interest expense (1)	16,145	15,849	46,750	45,294
Depreciation (1)	27,124	26,844	79,982	81,090
Amortization (1)	19,491	14,828	55,622	46,773
Impairment loss (1)	1,953	—	1,953	—
Loss / (gain) on sale of properties (1)	(32)	—	(39,370)	(45,186)
EBITDAre	73,100	73,635	211,717	212,853
Retirement and separation expenses associated with senior management transition	—	—	3,175	—
(Gain) / loss on extinguishment of debt	—	—	—	1,680
Core EBITDA (2)	73,100	73,635	214,892	214,533
General & administrative expenses (1)	7,950	6,677	26,561	21,487
Management fee revenue (3)	(203)	(181)	(2,226)	(531)
Other (income) / expense (1) (4)	(47)	(87)	(165)	(475)
Property net operating income (accrual basis)	80,800	80,044	239,062	235,014

Deduct net operating (income) / loss from:
Acquisitions (5)	(6,876)	(694)	(14,974)	(1,653)
Dispositions (6)	(280)	(6,811)	(3,479)	(16,845)
Other investments (7)	(889)	(141)	(1,159)	(1,292)
Same store net operating income (accrual basis)	$72,755	$72,398	$219,450	$215,224
Change period over period	0.5%	N/A	2.0%	N/A

(1)	Includes our proportionate share of amounts attributable to consolidated properties and unconsolidated joint ventures.
(2)	The Company has historically recognized approximately $2 to $3 million of termination income on an annual basis (over the last 5 years). Given the size of its asset base and the number of tenants with which it conducts business, Piedmont considers termination income of that magnitude to be a normal part of its operations and a recurring part of its revenue stream; however, the recognition of termination income is typically variable between quarters and throughout any given year and is dependent upon when during the year the Company receives termination notices from tenants. During the three months ended September 30, 2019, Piedmont recognized $0.5 million in termination income, as compared with $0.1 million during the same period in 2018. During the nine months ended September 30, 2019, Piedmont recognized $2.3 million in termination income, as compared with $0.7 million during the same period in 2018. During calendar year 2018, Piedmont recognized a total of $3.0 million in termination income.
(3)	Presented net of related operating expenses incurred to earn the revenue; therefore, the information presented on this line will not tie to the data presented on the income statements.
(4)	Figures presented on this line may not tie back to the relevant sources as some activity is attributable to property operations and is, therefore, presented in property net operating income.
(5)	Acquisitions consist of 501 West Church Street in Orlando, FL, purchased on February 23, 2018; 9320 Excelsior Boulevard in Hopkins, MN, purchased on October 25, 2018; 25 Burlington Mall Road in Burlington, MA, purchased on December 12, 2018; Galleria 100 and land in Atlanta, GA, purchased on May 6, 2019; and Galleria 400, Galleria 600 and land in Atlanta, GA, purchased on August 23, 2019.
(6)	Dispositions consist of a 14-property portfolio sold on January 4, 2018 (comprised of 2300 Cabot Drive in Lisle, IL; Windy Point I and II in Schaumburg, IL; Suwanee Gateway One and land in Suwanee, GA; 1200 Crown Colony Drive in Quincy, MA; Piedmont Pointe I and II in Bethesda, MD; 1075 West Entrance Drive and Auburn Hills Corporate Center in Auburn Hills, MI; 5601 Hiatus Road in Tamarac, FL; 2001 NW 64th Street in Ft. Lauderdale, FL; Desert Canyon 300 in Phoenix, AZ; 5301 Maryland Way in Brentwood, TN; and 2120 West End Avenue in Nashville, TN); 800 North Brand Boulevard in Glendale, CA, sold on November 29, 2018; One Independence Square in Washington, D.C., sold on February 28, 2019; and The Dupree in Atlanta, GA, sold on September 4, 2019.
(7)
Other investments consist of active redevelopment and development projects, land, and recently completed redevelopment and development projects for which some portion of operating expenses were capitalized during the current and/or prior year reporting periods. Additional information on our land holdings can be found on page 37. The operating results from Two Pierce Place in Itasca, IL, are included in this line item.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Accrual Basis)
Unaudited (in thousands)

Same Store Net Operating Income (Accrual Basis)
Contributions from Strategic Operating Markets	Three Months Ended				Nine Months Ended
	9/30/2019		9/30/2018		9/30/2019		9/30/2018
	$	%	$	%	$	%	$	%
New York (1)	$10,792	14.8	$9,876	13.6	$32,029	14.6	$30,848	14.3
Washington, D.C. (2)	9,138	12.6	8,366	11.6	28,985	13.2	22,350	10.4
Boston (3)	9,194	12.6	9,290	12.8	28,982	13.2	27,880	12.9
Atlanta	8,976	12.3	9,403	13.0	27,389	12.5	27,584	12.8
Orlando	7,878	10.8	7,938	11.0	24,316	11.1	23,820	11.1
Minneapolis (4)	7,553	10.4	7,536	10.4	22,634	10.3	21,876	10.2
Dallas	7,534	10.4	6,917	9.6	21,744	9.9	22,410	10.4
Chicago (5)	6,733	9.3	6,238	8.6	19,904	9.1	18,751	8.7
Other (6)	4,957	6.8	6,834	9.4	13,467	6.1	19,705	9.2
Total	$72,755	100.0	$72,398	100.0	$219,450	100.0	$215,224	100.0

NOTE:	The Company has provided disaggregated financial data for informational purposes for readers; however, regardless of the presentation approach used, we continue to evaluate and utilize our consolidated financial results in making operating decisions, allocating resources, and assessing our performance.
(1)	The increase in New York Same Store Net Operating Income for the three months and the nine months ended September 30, 2019 as compared to the same periods in 2018 was primarily due to increased rental income attributable to a lease renewal at a higher rental rate along with lease termination income at 60 Broad Street in New York, NY.
(2)	The increase in Washington, D.C. Same Store Net Operating Income for the three months and the nine months ended September 30, 2019 as compared to the same periods in 2018 was primarily due to increased rental income resulting from the commencement of new and expansion leases at Arlington Gateway, 4250 North Fairfax Drive and 3100 Clarendon Boulevard, all located in Arlington, VA. Contributing to the increase in Washington, D.C. Same Store Net Operating Income for the nine months ended September 30, 2019 was the recognition of $1.4 million of lease termination income during the first quarter of 2019 at 400 Virginia Avenue and increased rental income resulting from the commencement of a new lease at 1201 Eye Street, both located in Washington, D.C.
(3)	The increase in Boston Same Store Net Operating Income for the nine months ended September 30, 2019 as compared to the same period in 2018 was primarily due to increased rental income resulting from the commencement of new leases at 5 & 15 Wayside Road in Burlington, MA.
(4)	The increase in Minneapolis Same Store Net Operating Income for the nine months ended September 30, 2019 as compared to the same period in 2018 was primarily due to increased rental income resulting from the commencement of new and expansion leases at US Bancorp Center in Minneapolis, MN.
(5)	The increase in Chicago Same Store Net Operating Income for the three months and the nine months ended September 30, 2019 as compared to the same periods in 2018 was primarily attributable to increased rental income resulting from the commencement of new leases, along with the expirations of operating expense recovery abatement periods, at 500 West Monroe Street in Chicago, IL.
(6)	The decrease in Other Same Store Net Operating Income for the three months and the nine months ended September 30, 2019 as compared to the same periods in 2018 was partially related to decreased rental income attributable to a rental rate rolldown and a lower leased percentage at 1430 Enclave Parkway in Houston, TX. Contributing to the decrease in Other Same Store Net Operating Income for the nine months ended September 30, 2019 as compared to the same period in 2018 was an operating expense recovery abatement, also at 1430 Enclave Parkway in Houston, TX, related to the commencement of the lease renewal and expansion of the building's primary tenant in January 2019.

Piedmont Office Realty Trust, Inc.
Capitalization Analysis
Unaudited (in thousands except for per share data)

	As of	As of
	September 30, 2019	December 31, 2018

Market Capitalization
Common stock price	$20.88	$17.04
Total shares outstanding	125,783	126,219
Equity market capitalization (1)	$2,626,358	$2,150,764
Total debt - principal amount outstanding (excludes premiums, discounts, and deferred financing costs)	$1,887,033	$1,694,706
Total market capitalization (1)	$4,513,391	$3,845,470
Total debt / Total market capitalization (1)	41.8%	44.1%
Ratios & Information for Debt Holders
Total gross assets (2)	$4,844,492	$4,686,423
Total debt / Total gross assets (2)	39.0%	36.2%
Average net debt to Core EBITDA (3)	6.0 x	5.8 x

(1)	Reflects common stock closing price, shares outstanding, and outstanding debt as of the end of the reporting period, as appropriate.
(2)	Total gross assets is defined as total assets with the add-back of accumulated depreciation and accumulated amortization related to real estate assets and accumulated amortization related to deferred lease costs.
(3)	For the purposes of this calculation, we annualize the Core EBITDA for the quarter and use the average daily balance of debt outstanding during the quarter, less cash and cash equivalents and escrow deposits and restricted cash as of the end of the quarter.

Piedmont Office Realty Trust, Inc.
Debt Summary
As of September 30, 2019
Unaudited ($ in thousands)

Floating Rate & Fixed Rate Debt
Debt (1)	Principal Amount Outstanding		Weighted Average Stated Interest Rate (2)	Weighted Average Maturity

Floating Rate	$498,000	(3)	3.09%	42.1 months

Fixed Rate	1,389,033		3.79%	43.6 months

Total	$1,887,033		3.61%	43.2 months

Unsecured & Secured Debt
Debt (1)	Principal Amount Outstanding	Weighted Average Stated Interest Rate (2)	Weighted Average Maturity

Unsecured	$1,698,000	3.58%	44.5 months

Secured	189,033	3.80%	31.6 months

Total	$1,887,033	3.61%	43.2 months

Debt Maturities
Maturity Year	Secured Debt - Principal Amount Outstanding (1)	Unsecured Debt - Principal Amount Outstanding (1)		Weighted Average Stated Interest Rate (2)	Percentage of Total

2019	$—	$—		N/A	—%
2020	—	—		N/A	—%
2021	29,033	300,000		3.41%	17.4%
2022	160,000	398,000	(4)	3.10%	29.6%
2023	—	350,000		3.40%	18.6%
2024	—	400,000		4.45%	21.2%
2025 +	—	250,000		3.93%	13.2%

Total	$189,033	$1,698,000		3.61%	100.0%

(1)	All of Piedmont's outstanding debt as of September 30, 2019 was interest-only debt with the exception of the $29.0 million of outstanding debt associated with 5 Wall Street located in Burlington, MA.
(2)	Weighted average stated interest rate is calculated based upon the principal amounts outstanding.
(3)	The amount of floating rate debt represents the $398 million outstanding balance as of September 30, 2019 on the $500 million unsecured revolving credit facility and the $100 million in principal amount of the $250 million unsecured term loan that remained unhedged as of September 30, 2019. The $250 million unsecured term loan that closed in 2018 has a stated variable rate. However, Piedmont entered into interest rate swap agreements to effectively fix the interest rate for a portion of the principal balance of the loan. The Company entered into $100 million in notional amount of seven-year interest rate swap agreements and $50 million in notional amount of two-year interest rate swap agreements, resulting in an effectively fixed interest rate a) on $150 million of the term loan at 4.11% through March 29, 2020 and b) on $100 million of the term loan at 4.21% from March 30, 2020 through the loan's maturity date of March 31, 2025, assuming no credit rating change for the Company. The amount of floating rate debt does not include Piedmont's $300 million unsecured term loan, which has a stated variable interest rate, because the interest rate has been effectively fixed through interest rate swap agreements. The $300 million unsecured term loan, therefore, is presented herein as a fixed rate loan. Additional details can be found on the following page.
(4)	The initial maturity date of the $500 million unsecured revolving credit facility is September 30, 2022; however, there are two, six-month extension options available under the facility providing for a final extended maturity date of September 29, 2023. For the purposes of this schedule, we reflect the maturity date of the facility as the initial maturity date of September 2022.

Piedmont Office Realty Trust, Inc.
Debt Detail
Unaudited ($ in thousands)

Facility (1)	Property	Stated Rate		Maturity	Principal Amount Outstanding as of September 30, 2019

Secured
$35.0 Million Fixed-Rate Loan (2)	5 Wall Street	5.55%	(3)	9/1/2021	$29,033
$160.0 Million Fixed-Rate Loan	1901 Market Street	3.48%	(4)	7/5/2022	160,000
Subtotal / Weighted Average (5)		3.80%			$189,033

Unsecured
$300.0 Million Unsecured 2011 Term Loan	N/A	3.20%	(6)	11/30/2021	$300,000
$500.0 Million Unsecured Line of Credit (7)	N/A	2.95%	(8)	9/30/2022	398,000
$350.0 Million Unsecured Senior Notes	N/A	3.40%	(9)	6/1/2023	350,000
$400.0 Million Unsecured Senior Notes	N/A	4.45%	(10)	3/15/2024	400,000
$250.0 Million Unsecured Term Loan	N/A	3.93%	(11)	3/31/2025	250,000
Subtotal / Weighted Average (5)		3.58%			$1,698,000

Total Debt - Principal Amount Outstanding / Weighted Average Stated Rate (5)		3.61%			$1,887,033
GAAP Accounting Adjustments (12)					(7,789)
Total Debt - GAAP Amount Outstanding					$1,879,244

(1)	All of Piedmont’s outstanding debt as of September 30, 2019, was interest-only debt with the exception of the $29.0 million of outstanding debt associated with 5 Wall Street located in Burlington, MA.
(2)	The loan is amortizing based on a 25-year amortization schedule.
(3)	The loan has a stated interest rate of 5.55%; however, upon acquiring 5 Wall Street and assuming the loan, the Company marked the debt to its estimated fair value as of that time, resulting in an effective interest rate of 3.75%.
(4)	The stated interest rate on the $160 million fixed-rate loan is 3.48%. After the application of interest rate hedges, the effective cost of the financing is approximately 3.58%.
(5)	Weighted average is based on the principal amounts outstanding and interest rates at September 30, 2019.
(6)	The $300 million unsecured term loan that closed in 2011 has a stated variable rate; however, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on this loan at 3.20% through January 15, 2020, assuming no credit rating change for the Company.
(7)	All of Piedmont’s outstanding debt as of September 30, 2019, was term debt with the exception of $398 million outstanding on our unsecured revolving credit facility. The $500 million unsecured revolving credit facility has an initial maturity date of September 30, 2022; however, there are two, six-month extension options available under the facility providing for a total extension of up to one year to September 29, 2023. The initial maturity date is presented on this schedule.
(8)	The 2.95% interest rate presented for the $500 million unsecured revolving credit facility is the weighted average interest rate for all outstanding draws as of September 30, 2019. Piedmont may select from multiple interest rate options with each draw under the facility, including the prime rate and various length LIBOR locks. The base interest rate associated with each LIBOR interest period selection is subject to an additional spread (0.90% as of September 30, 2019) based on Piedmont’s then current credit rating.
(9)	The $350 million unsecured senior notes were offered for sale at 99.601% of the principal amount. The resulting effective cost of the financing is approximately 3.45% before the consideration of transaction costs and proceeds from interest rate hedges. After the application of proceeds from interest rate hedges, the effective cost of the financing is approximately 3.43%.
(10)	The $400 million unsecured senior notes were offered for sale at 99.791% of the principal amount. The resulting effective cost of the financing is approximately 4.48% before the consideration of transaction costs and proceeds from interest rate hedges. After the application of proceeds from interest rate hedges, the effective cost of the financing is approximately 4.10%.
(11)	The $250 million unsecured term loan that closed in 2018 has a stated variable rate; however, Piedmont entered into $100 million in notional amount of seven-year interest rate swap agreements and $50 million in notional amount of two-year interest rate swap agreements, resulting in an effectively fixed interest rate a) on $150 million of the term loan at 4.11% through March 29, 2020 and b) on $100 million of the term loan at 4.21% from March 30, 2020 through the loan's maturity date of March 31, 2025, assuming no credit rating change for the Company. For the portion of the loan that continues to have a variable interest rate, Piedmont may select from multiple interest rate options, including the prime rate and various length LIBOR locks. The base interest rate associated with each LIBOR interest period selection is subject to an additional spread (1.60% as of September 30, 2019) based on Piedmont's then current credit rating.
(12)	The GAAP accounting adjustments relate to original issue discounts, third-party fees, and lender fees resulting from the procurement processes for our various debt facilities, along with debt fair value adjustments associated with the assumed 5 Wall Street debt. The original issue discounts and fees, along with the debt fair value adjustments, are amortized to interest expense over the contractual term of the related debt.

Piedmont Office Realty Trust, Inc.
Debt Covenant & Ratio Analysis (for Debt Holders)
As of September 30, 2019
Unaudited

		Three Months Ended
Bank Debt Covenant Compliance (1)	Required	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018

Maximum leverage ratio	0.60	0.37	0.34	0.32	0.34	0.34
Minimum fixed charge coverage ratio (2)	1.50	4.07	4.07	4.05	4.15	4.22
Maximum secured indebtedness ratio	0.40	0.04	0.04	0.04	0.04	0.04
Minimum unencumbered leverage ratio	1.60	2.74	3.02	3.28	3.06	3.03
Minimum unencumbered interest coverage ratio (3)	1.75	4.60	4.60	4.50	4.60	4.67

		Three Months Ended
Bond Covenant Compliance (4)	Required	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018

Total debt to total assets	60% or less	46.3%	43.1%	41.6%	43.1%	43.2%
Secured debt to total assets	40% or less	4.6%	4.9%	5.0%	4.8%	4.8%
Ratio of consolidated EBITDA to interest expense	1.50 or greater	4.73	4.77	4.76	4.90	4.98
Unencumbered assets to unsecured debt	150% or greater	223%	242%	252%	242%	241%

	Three Months Ended	Nine Months Ended	Twelve Months Ended
Other Debt Coverage Ratios for Debt Holders	September 30, 2019	September 30, 2019	December 31, 2018

Average net debt to core EBITDA (5)	6.0 x	5.9 x	5.8 x
Fixed charge coverage ratio (6)	4.3 x	4.4 x	4.6 x
Interest coverage ratio (7)	4.4 x	4.4 x	4.6 x

(1)	Bank debt covenant compliance calculations relate to specific calculations detailed in the relevant credit agreements.
(2)	Defined as EBITDA for the trailing four quarters (including the Company's share of EBITDA from unconsolidated interests), excluding one-time or non-recurring gains or losses, less a $0.15 per square foot capital reserve, and excluding the impact of straight line rent leveling adjustments and amortization of intangibles divided by the Company's share of fixed charges, as more particularly described in the credit agreements. This definition of fixed charge coverage ratio as prescribed by our credit agreements is different from the fixed charge coverage ratio definition employed elsewhere within this report.
(3)	Defined as net operating income for the trailing four quarters for unencumbered assets (including the Company's share of net operating income from partially-owned entities and subsidiaries that are deemed to be unencumbered) less a $0.15 per square foot capital reserve divided by the Company's share of interest expense associated with unsecured financings only, as more particularly described in the credit agreements.
(4)	Bond covenant compliance calculations relate to specific calculations prescribed in the relevant debt agreements. Please refer to the Indenture dated May 9, 2013, and the Indenture and the Supplemental Indenture dated March 6, 2014, for detailed information about the calculations.
(5)	For the purposes of this calculation, we use the average daily balance of debt outstanding during the period, less cash and cash equivalents and escrow deposits and restricted cash as of the end of the period.
(6)	Fixed charge coverage ratio is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. The Company had no preferred dividends during the periods ended September 30, 2019 and December 31, 2018. The Company had capitalized interest of $542,505 for the three months ended September 30, 2019, $1,632,505 for the nine months ended September 30, 2019 and $1,354,260 for the twelve months ended December 31, 2018. The Company had principal amortization of $255,303 for the three months ended September 30, 2019, $673,031 for the nine months ended September 30, 2019 and $964,090 for the twelve months ended December 31, 2018.
(7)	Interest coverage ratio is calculated as Core EBITDA divided by the sum of interest expense and capitalized interest. The Company had capitalized interest of $542,505 for the three months ended September 30, 2019, $1,632,505 for the nine months ended September 30, 2019 and $1,354,260 for the twelve months ended December 31, 2018.

Piedmont Office Realty Trust, Inc.
Tenant Diversification (1)
As of September 30, 2019
(in thousands except for number of properties)

Tenant	Credit Rating (2)	Number of Properties	Lease Expiration (3)	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Leased Square Footage	Percentage of Leased Square Footage (%)
State of New York	AA+ / Aa1	1	2019	$26,732	4.9	477	3.1
US Bancorp	A+ / A1	3	2023 / 2024	26,067	4.8	787	5.0
Independence Blue Cross	No Rating Available	1	2033	19,478	3.6	801	5.1
GE	BBB+ / Baa1	1	2027	16,549	3.0	398	2.5
City of New York	AA / Aa1	1	2020	11,284	2.1	313	2.0
Transocean	CCC+ / B3	1	2036	10,712	2.0	301	1.9
Motorola	BBB- / Baa3	1	2028	9,287	1.7	206	1.3
Harvard University	AAA / Aaa	2	2032 / 2033	8,274	1.5	129	0.8
Raytheon	A+ / A3	2	2024	8,257	1.5	440	2.8
Schlumberger Technology	A+ / A1	1	2028	7,752	1.4	254	1.6
Gartner	BB / Ba2	2	2034	6,996	1.3	207	1.3
Nuance Communications	BB- / Ba3	1	2030	6,650	1.2	201	1.3
VMware, Inc.	BBB- / Baa2	1	2027	6,500	1.2	215	1.4
Epsilon Data Management / subsidiary of Publicis	BBB+ / Baa2	1	2026	6,342	1.2	222	1.4
First Data Corporation / subsidiary of Fiserv	BBB / Baa2	1	2027	6,259	1.1	195	1.3
CVS Caremark	BBB / Baa2	1	2022	5,888	1.1	208	1.3
International Food Policy Research Institute	No Rating Available	1	2029	5,741	1.1	102	0.7
Applied Predictive Technologies / subsidiary of MasterCard	A+ / A1	1	2028	5,615	1.0	125	0.8
WeWork	B- / NR	3	2035	5,275	1.0	149	1.0
Other			Various	344,604	63.3	9,903	63.4
Total				$544,262	100.0	15,633	100.0

(1)	This schedule presents all tenants contributing 1.0% or more to Annualized Lease Revenue.
(2)	Credit rating may reflect the credit rating of the parent or a guarantor. When available, both the Standard & Poor's credit rating and the Moody's credit rating are provided. The absence of a credit rating for a tenant is not an indication of the creditworthiness of the tenant; in most cases, the lack of a credit rating reflects that the tenant has not sought such a rating.
(3)	Unless otherwise indicated, Lease Expiration represents the expiration year of the majority of the square footage leased by the tenant.

Piedmont Office Realty Trust, Inc.
Tenant Diversification
As of September 30, 2019

Percentage of Annualized Leased Revenue (%)
September 30, 2019 as compared to December 31, 2018

Piedmont Office Realty Trust, Inc.
Tenant Credit Rating & Lease Distribution Information
As of September 30, 2019

Tenant Credit Rating (1)

Rating Level	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)

AAA / Aaa	$17,351	3.2
AA / Aa	47,164	8.7
A / A	90,867	16.7
BBB / Baa	81,802	15.0
BB / Ba	31,760	5.8
B / B	31,491	5.8
Below	1,729	0.3
Not rated (2)	242,098	44.5
Total	$544,262	100.0

Lease Distribution

Lease Size	Number of Leases	Percentage of Leases (%)	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)

2,500 or Less	304	33.7	$25,905	4.7	264	1.7
2,501 - 10,000	330	36.6	59,799	11.0	1,702	10.9
10,001 - 20,000	108	12.0	51,167	9.4	1,485	9.5
20,001 - 40,000	78	8.6	80,458	14.8	2,238	14.3
40,001 - 100,000	47	5.2	101,566	18.7	2,853	18.2
Greater than 100,000	35	3.9	225,367	41.4	7,091	45.4
Total	902	100.0	$544,262	100.0	15,633	100.0

(1)	Credit rating may reflect the credit rating of the parent or a guarantor. Where differences exist between the Standard & Poor's credit rating for a tenant and the Moody's credit rating for a tenant, the higher credit rating is selected for this analysis.
(2)	The classification of a tenant as "not rated" is not an indication of the creditworthiness of the tenant; in most cases, the lack of a credit rating reflects that the tenant has not sought such a rating. Included in this category are such tenants as Independence Blue Cross, Piper Jaffray, Brother International, and RaceTrac Petroleum.

Piedmont Office Realty Trust, Inc.
Leased Percentage Information
(in thousands)

	Three Months Ended			Three Months Ended
	September 30, 2019			September 30, 2018
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)
As of June 30, 20xx	15,081	16,288	92.6%	14,652	16,176	90.6%
Leases signed during the period	564			613
Less:
Lease renewals signed during period	(369)			(138)
New leases signed during period for currently occupied space	(11)			(23)
Leases expired during period and other	(307)	1		(20)	3
Subtotal	14,958	16,289	91.8%	15,084	16,179	93.2%
Acquisitions and properties placed in service during period (2)	723	864		—	—
Dispositions and properties taken out of service during period (2)	(48)	(138)		—	—
As of September 30, 20xx	15,633	17,015	91.9%	15,084	16,179	93.2%

	Nine Months Ended			Nine Months Ended
	September 30, 2019			September 30, 2018
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)
As of December 31, 20xx	15,128	16,208	93.3%	17,091	19,061	89.7%
Leases signed during period	1,880			1,378
Less:
Lease renewals signed during period	(1,293)			(614)
New leases signed during period for currently occupied space	(223)			(99)
Leases expired during period and other	(599)	1		(413)	7
Subtotal	14,893	16,209	91.9%	17,343	19,068	91.0%
Acquisitions and properties placed in service during period (2)	1,101	1,278		182	182
Dispositions and properties taken out of service during period (2)	(361)	(472)		(2,441)	(3,071)
As of September 30, 20xx	15,633	17,015	91.9%	15,084	16,179	93.2%

Same Store Analysis
Less acquisitions / dispositions after September 30, 2018 and developments / redevelopments (2) (3)	(1,602)	(1,834)	87.4%	(927)	(999)	92.8%
Same Store Leased Percentage	14,031	15,181	92.4%	14,157	15,180	93.3%

(1)	Calculated as square footage associated with commenced leases as of period end with the addition of square footage associated with uncommenced leases for spaces vacant as of period end, divided by total rentable square footage as of period end, expressed as a percentage.
(2)	For additional information on acquisitions and dispositions completed during the last year and current developments and redevelopments, please refer to pages 36 and 37, respectively.
(3)	Dispositions completed during the previous twelve months are deducted from the previous period data and acquisitions completed during the previous twelve months are deducted from the current period data. Redevelopments commenced during the previous twelve months are deducted from the previous period data and developments and redevelopments placed in service during the previous twelve months are deducted from the current period data.

Piedmont Office Realty Trust, Inc.
Rental Rate Roll Up / Roll Down Analysis (1)
(in thousands)

	Three Months Ended
	September 30, 2019
	Square Feet	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (2)	% Change Accrual Rents (3) (4)

Leases executed for spaces vacant one year or less	368	65.3%	2.2%	9.8%	23.5%
Leases executed for spaces excluded from analysis (5)	196	34.7%

	Nine Months Ended
	September 30, 2019
	Square Feet	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (2)	% Change Accrual Rents (3) (4)

Leases executed for spaces vacant one year or less	883	63.0%	5.2%	11.8%	20.3%
Leases executed for spaces excluded from analysis (5)	519	37.0%
New York State short-term extension	477

(1)	The population analyzed consists of consolidated leases executed during the period with lease terms of greater than one year. Leases associated with storage spaces, management offices, newly acquired assets for which there is less than one year of operating history, and unconsolidated joint venture assets are excluded from this analysis.
(2)	For the purposes of this analysis, the last twelve months of cash paying rents of the previous leases are compared to the first twelve months of cash paying rents of the new leases in order to calculate the percentage change.
(3)	For the purposes of this analysis, the accrual basis rents of the previous leases are compared to the accrual basis rents of the new leases in order to calculate the percentage change. For newly signed leases which have variations in accrual basis rents, whether because of known future expansions, contractions, lease expense recovery structure changes, or other similar reasons, the weighted average of such varying accrual basis rents is used for the purposes of this analysis.
(4)	For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease, unless the Company is notified otherwise by the tenant. This assumption is made based upon historical usage patterns of tenant improvement allowances by the Company's tenants.
(5)	Represents leases signed at our consolidated office assets that do not qualify for inclusion in the analysis primarily because the spaces for which the new leases were signed had been vacant for more than one year.

Piedmont Office Realty Trust, Inc.
Lease Expiration Schedule
As of September 30, 2019
(in thousands)

Expiration Year	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)
Vacant	$—	—	1,382	8.1
2019 (2)	39,919	7.3	843	5.0
2020 (3)	42,131	7.7	1,306	7.7
2021	22,751	4.2	716	4.2
2022	39,078	7.2	1,247	7.3
2023	44,111	8.1	1,444	8.5
2024	68,746	12.6	2,341	13.8
2025	32,449	6.0	958	5.6
2026	28,983	5.3	860	5.1
2027	58,668	10.8	1,538	9.1
2028	48,149	8.8	1,280	7.5
2029	30,269	5.6	821	4.8
2030	15,126	2.8	412	2.4
2031	314	0.1	6	—
Thereafter	73,568	13.5	1,861	10.9
Total / Weighted Average	$544,262	100.0	17,015	100.0

Average Lease Term Remaining
9/30/2019	6.4 years
12/31/2018	6.6 years

(1)	Annualized rental income associated with each newly executed lease for currently occupied space is incorporated herein only at the expiration date for the current lease. Annualized rental income associated with each such new lease is removed from the expiry year of the current lease and added to the expiry year of the new lease. These adjustments effectively incorporate known roll ups and roll downs into the expiration schedule.
(2)	Includes leases with an expiration date of September 30, 2019, comprised of approximately 29,000 square feet and Annualized Lease Revenue of $1.2 million.
(3)	Leases and other revenue-producing agreements on a month-to-month basis, comprised of approximately 12,000 square feet and Annualized Lease Revenue of $0.4 million, are assigned a lease expiration date of a year and a day beyond the period end date.

Piedmont Office Realty Trust, Inc.
Lease Expirations by Quarter
As of September 30, 2019
(in thousands)

	Q4 2019 (1)		Q1 2020		Q2 2020		Q3 2020
Location	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)

Atlanta	71	$1,696	37	$1,120	49	$1,379	107	$3,082
Boston	22	882	18	673	4	218	12	481
Chicago	11	477	—	—	12	348	5	241
Dallas	98	3,352	18	594	30	642	16	530
Minneapolis	45	1,458	2	114	22	1,015	39	1,505
New York	477	26,756	—	5	438	13,901	46	1,720
Orlando	99	3,501	20	617	8	235	4	110
Washington, D.C.	20	942	8	402	17	798	12	502
Other	—	—	—	—	—	—	—	—
Total / Weighted Average (3)	843	$39,064	103	$3,525	580	$18,536	241	$8,171

(1)
Includes leases with an expiration date of September 30, 2019, comprised of approximately 29,000 square feet and expiring lease revenue of $1.2 million. No such adjustments are made to other periods presented.

(2)	Expiring Lease Revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)	Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on the previous page as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Office Realty Trust, Inc.
Lease Expirations by Year
As of September 30, 2019
(in thousands)

	12/31/2019 (1)		12/31/2020		12/31/2021		12/31/2022		12/31/2023
Location	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)
Atlanta	71	$1,696	262	$7,283	280	$7,859	396	$11,420	161	$5,053
Boston	22	882	152	4,026	113	2,910	114	5,170	108	4,315
Chicago	11	477	17	590	—	—	6	315	13	582
Dallas	98	3,352	129	3,754	100	3,080	416	12,790	266	7,003
Minneapolis	45	1,458	102	4,118	76	2,697	75	2,563	702	19,435
New York	477	26,756	500	16,350	28	1,469	79	2,721	22	1,333
Orlando	99	3,501	46	1,291	39	1,204	139	4,389	95	2,919
Washington, D.C.	20	942	98	4,790	80	3,989	22	1,154	73	3,598
Other	—	—	—	—	—	—	—	2	4	65
Total / Weighted Average (3)	843	$39,064	1,306	$42,202	716	$23,208	1,247	$40,524	1,444	$44,303

(1)
Includes leases with an expiration date of September 30, 2019, comprised of approximately 29,000 square feet and expiring lease revenue of $1.2 million. No such adjustments are made to other periods presented.

(2)	Expiring Lease Revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)
Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on page 28 as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Office Realty Trust, Inc.
Capital Expenditures
For the quarter ended September 30, 2019
Unaudited (in thousands)

	For the Three Months Ended
	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Non-incremental
Building / construction / development	$3,452	$1,004	$1,283	$2,041	$1,817
Tenant improvements	5,692	6,869	1,346	10,154	4,144
Leasing costs	5,208	1,818	738	4,402	3,315
Total non-incremental	14,352	9,691	3,367	16,597	9,276
Incremental
Building / construction / development	10,147	7,453	7,536	8,122	8,000
Tenant improvements	5,096	1,625	4,865	8,053	5,321
Leasing costs	5,634	907	1,415	6,475	1,329
Total incremental	20,877	9,985	13,816	22,650	14,650
Total capital expenditures	$35,229	$19,676	$17,183	$39,247	$23,926

NOTE:	The information presented on this page is for all consolidated assets.

Piedmont Office Realty Trust, Inc.
Contractual Tenant Improvements and Leasing Commission

	Three Months Ended September 30, 2019		Nine Months Ended September 30, 2019		For the Year Ended									2013 to YTD 2019 (Weighted Average or Total)
					2018		2017	2016	2015		2014		2013
Renewal Leases
Square feet	364,003		1,297,010		735,969		1,198,603	880,289	1,334,398		959,424		2,376,177	8,781,870
Tenant improvements per square foot per year of lease term (1)	$2.40		$2.45		$4.15		$1.84	$1.35	$2.90		$2.97		$1.88	$2.34
Leasing commissions per square foot per year of lease term	$1.38		$1.43		$1.69		$1.12	$1.05	$1.42		$1.30		$0.62	$1.07
Total per square foot per year of lease term	$3.78	(2)	$3.88	(2)	$5.84	(3)	$2.96	$2.40	$4.32	(4)	$4.27	(5)	$2.50	$3.41
New Leases
Square feet	194,987		567,128		864,113		855,069	1,065,630	1,563,866		1,142,743		1,050,428	7,108,977
Tenant improvements per square foot per year of lease term (1)	$4.12		$4.20		$4.58		$4.73	$5.01	$5.68		$3.78		$4.17	$4.71
Leasing commissions per square foot per year of lease term	$2.08		$1.89		$1.73		$1.83	$1.86	$1.90		$1.66		$1.51	$1.77
Total per square foot per year of lease term	$6.20		$6.09		$6.31	(3)	$6.56	$6.87	$7.58	(6)	$5.44		$5.68	$6.48
Total
Square feet	558,990		1,864,138		1,600,082		2,053,672	1,945,919	2,898,264		2,102,167		3,426,605	15,890,847
Tenant improvements per square foot per year of lease term (1)	$3.34		$3.48		$4.46		$3.55	$3.70	$4.79		$3.48		$2.64	$3.71
Leasing commissions per square foot per year of lease term	$1.77		$1.70		$1.72		$1.54	$1.57	$1.75		$1.53		$0.91	$1.47
Total per square foot per year of lease term	$5.11		$5.18		$6.18	(3)	$5.09	$5.27	$6.54	(6)	$5.01	(5)	$3.55	$5.18
Less Adjustment for Commitment Expirations (7)
Expired tenant improvements (not paid out) per square foot per year of lease term	-$0.01		-$0.08		-$0.54		-$0.44	-$0.16	-$0.33		-$0.71		$-0.69	-$0.46

Adjusted total per square foot per year of lease term	$5.10		$5.10		$5.64		$4.65	$5.11	$6.21		$4.30		$2.86	$4.72

NOTE:	This information is presented for our consolidated office assets only and excludes activity associated with storage and license spaces.
(1)	For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease, unless the Company is notified otherwise by the tenant. This assumption is made based upon historical usage patterns of tenant improvement allowances by the Company's tenants.
(2)	During the nine months ended September 30, 2019, we completed two large lease renewals with significant capital commitments: VMware at 1155 Perimeter Center West in Atlanta, GA and Siemens at Crescent Ridge II in Minnetonka, MN. If the costs associated with these leases were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases completed during the nine months ended September 30, 2019 would be $3.16. If the costs associated with the Siemens renewal were to be removed from the average committed capital cost calculation for the three months ended September 30, 2019, the average committed capital cost per square foot per year of lease term for renewal leases during that period would be $3.24.
(3)	During 2018, we completed two large leasing transactions in the Houston, TX market with large capital commitments: a 254,000 square foot lease renewal and expansion with Schlumberger Technology Corporation at 1430 Enclave Parkway and a 301,000 square foot, full-building lease with Transocean Offshore Deepwater Drilling at Enclave Place. If the costs associated with those leases were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases, new leases and total leases completed during the twelve months ended December 31, 2018 would be $5.27, $6.02, and $5.70, respectively.
(4)	The average committed capital cost per square foot per year of lease term for renewal leases completed during 2015 was higher than our historical performance on this measure primarily as a result of four large lease renewals, two of which were completed in the Washington, DC, market, that involved higher capital commitments. If the costs associated with those renewals were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases completed during 2015 would be $3.33.
(5)	During 2014, we completed one large, 15-year lease renewal and expansion with a significant capital commitment with Jones Lang LaSalle at Aon Center in Chicago, IL. If the costs associated with this lease were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases and total leases completed during 2014 would be $2.12 and $4.47, respectively.
(6)	During 2015, we completed seven new leases in Washington, DC, and Chicago, IL, comprising 680,035 square feet, with above-average capital commitments. If the costs associated with those new leases were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for new leases and total leases completed during 2015 would be $5.42 and $4.88, respectively.
(7)	The Company has historically reported the maximum amount of capital to which it committed in leasing transactions as of the signing of the leases with no subsequent updates for variations and/or changes in tenants' uses of tenant improvement allowances. Many times, tenants do not use the full allowance provided in their leases or let portions of their tenant improvement allowances expire. In an effort to provide additional clarity on the actual costs of completed leasing transactions, tenant improvement allowances that expired or became no longer available to tenants are disclosed in this section and are deducted from the capital commitments per square foot of leased space in the periods in which they expired in an effort to provide a better estimation of leasing transaction costs over time.

Piedmont Office Realty Trust, Inc.
Geographic Diversification
As of September 30, 2019
($ and square footage in thousands)

Location	Number of Properties	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Leased Square Footage	Percent Leased (%)
Atlanta	9	$89,183	16.4	3,387	19.9	3,032	89.5
New York	4	67,975	12.5	1,772	10.4	1,663	93.8
Minneapolis	6	66,415	12.2	2,104	12.4	2,013	95.7
Washington, D.C.	6	65,206	12.0	1,619	9.5	1,256	77.6
Boston	10	60,597	11.1	1,882	11.1	1,787	95.0
Dallas	10	56,582	10.4	2,115	12.4	1,861	88.0
Orlando	6	54,318	10.0	1,754	10.3	1,696	96.7
Chicago	1	45,972	8.4	967	5.7	964	99.7
Other	3	38,014	7.0	1,415	8.3	1,361	96.2
Total / Weighted Average	55	$544,262	100.0	17,015	100.0	15,633	91.9

Piedmont Office Realty Trust, Inc.
Geographic Diversification by Location Type
As of September 30, 2019
(square footage in thousands)

		CBD / URBAN INFILL				SUBURBAN				TOTAL
Location	State	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)
Atlanta	GA	9	16.4	3,387	19.9	—	—	—	—	9	16.4	3,387	19.9
New York	NY, NJ	1	8.7	1,033	6.1	3	3.8	739	4.3	4	12.5	1,772	10.4
Minneapolis	MN	1	6.4	937	5.5	5	5.8	1,167	6.9	6	12.2	2,104	12.4
Washington, D.C.	DC, VA	6	12.0	1,619	9.5	—	—	—	—	6	12.0	1,619	9.5
Boston	MA	2	2.4	174	1.0	8	8.7	1,708	10.1	10	11.1	1,882	11.1
Dallas	TX	2	2.7	440	2.6	8	7.7	1,675	9.8	10	10.4	2,115	12.4
Orlando	FL	4	8.3	1,445	8.5	2	1.7	309	1.8	6	10.0	1,754	10.3
Chicago	IL	1	8.4	967	5.7	—	—	—	—	1	8.4	967	5.7
Other		1	3.6	801	4.7	2	3.4	614	3.6	3	7.0	1,415	8.3
Total / Weighted Average		27	68.9	10,803	63.5	28	31.1	6,212	36.5	55	100.0	17,015	100.0

Piedmont Office Realty Trust, Inc.
Industry Diversification
As of September 30, 2019
($ and square footage in thousands)

				Percentage of
	Number of	Percentage of Total	Annualized Lease	Annualized Lease	Leased Square	Percentage of Leased
Industry	Tenants	Tenants (%)	Revenue	Revenue (%)	Footage	Square Footage (%)
Business Services	86	11.8	$70,542	13.0	2,142	13.7
Engineering, Accounting, Research, Management & Related Services	99	13.6	47,590	8.7	1,351	8.6
Governmental Entity	7	1.0	42,402	7.8	869	5.6
Depository Institutions	18	2.5	38,114	7.0	1,095	7.0
Insurance Carriers	20	2.8	30,704	5.6	1,135	7.3
Legal Services	64	8.8	25,807	4.7	782	5.0
Real Estate	38	5.2	25,044	4.6	712	4.6
Nondepository Credit Institutions	12	1.7	19,945	3.7	476	3.0
Security & Commodity Brokers, Dealers, Exchanges & Services	53	7.3	19,444	3.6	588	3.8
Oil and Gas Extraction	3	0.4	18,575	3.4	558	3.6
Communications	45	6.2	18,187	3.3	497	3.2
Electronic & Other Electrical Equipment & Components, Except Computer	10	1.4	17,505	3.2	442	2.8
Automotive Repair, Services & Parking	7	1.0	14,107	2.6	4	—
Measuring, Analyzing, And Controlling Instruments; Medical and Other Goods	7	1.0	13,535	2.5	621	4.0
Holding and Other Investment Offices	26	3.6	13,334	2.4	384	2.5
Other	231	31.7	129,427	23.9	3,977	25.3
Total	726	100.0	$544,262	100.0	15,633	100.0

NOTE:	The Company's coworking sector exposure is presented within the Real Estate industry line above. As of September 30, 2019, coworking contributes approximately 2.2% to Annualized Lease Revenue.

Piedmont Office Realty Trust, Inc.
Property Investment Activity
As of September 30, 2019
($ and square footage in thousands)

Acquisitions Over Previous Eighteen Months

Property	Market / Submarket	Acquisition Date	Percent Ownership (%)	Year Built	Purchase Price	Rentable Square Footage	Percent Leased at Acquisition (%)
9320 Excelsior Boulevard	Minneapolis / West-Southwest	10/25/2018	100	2010	$48,665	268	100
25 Burlington Mall Road	Boston / Route 128 North	12/12/2018	100	1987	74,023	288	89
Galleria 100	Atlanta / Northwest	5/6/2019	100	1982	91,624	414	91
Galleria Land	Atlanta / Northwest	5/6/2019	100	NA	3,500	NA	NA
Galleria 400	Atlanta / Northwest	8/23/2019	100	1999	116,633	430	94
Galleria 600	Atlanta / Northwest	8/23/2019	100	2002	95,769	434	73
Galleria Land	Atlanta / Northwest	8/23/2019	100	NA	18,800	NA	NA
Total / Weighted Average					$449,014	1,834	89

Dispositions Over Previous Eighteen Months

Property	Market / Submarket	Disposition Date	Percent Ownership (%)	Year Built	Sale Price	Rentable Square Footage	Percent Leased at Disposition (%)
800 North Brand Boulevard	Los Angeles / Tri-Cities	11/29/2018	100	1990	$160,000	527	90
One Independence Square	Washington, DC / Southwest	2/28/2019	100	1991	170,000	334	94
The Dupree	Atlanta / Northwest	9/4/2019	100	1997	12,650	138	35
Total / Weighted Average					$342,650	999	84

Dispositions Subsequent to Quarter End

Property	Market / Submarket	Disposition Date	Percent Ownership (%)	Year Built	Sale Price	Rentable Square Footage	Percent Leased at Disposition (%)
500 West Monroe Street	Chicago / West Loop	10/28/2019	100	1991	$412,000	967	100

Piedmont Office Realty Trust, Inc.
Other Investments
As of September 30, 2019
($ and square footage in thousands)

Developable Land Parcels

Property	Market / Submarket	Adjacent Piedmont Property	Acres	Real Estate Book Value
Gavitello	Atlanta / Buckhead	The Medici	2.0	$2,660
Glenridge Highlands Three	Atlanta / Central Perimeter	Glenridge Highlands One and Two	3.0	2,003
Galleria	Atlanta / Northwest	Galleria 100, 200, 300, 400 and 600	11.7	22,349
State Highway 161	Dallas / Las Colinas	Las Colinas Corporate Center I and II, 161 Corporate Center	4.5	3,320
Royal Lane	Dallas / Las Colinas	6011, 6021 and 6031 Connection Drive	10.6	2,834
John Carpenter Freeway	Dallas / Las Colinas	750 West John Carpenter Freeway	3.5	1,000
TownPark	Orlando / Lake Mary	400 and 500 TownPark	18.9	6,485
Total			54.2	$40,651

Redevelopment - Lease-Up

Property	Market / Submarket	Adjacent Piedmont Property	Construction Type	Actual or Targeted Completion Date	Percent Leased (%)	Square Feet
Two Pierce Place	Chicago / Northwest	Not Applicable	Redevelopment	Q4 2018	42	487

Piedmont Office Realty Trust, Inc.
Supplemental Definitions

Included below are definitions of various terms used throughout this supplemental report, including definitions of certain non-GAAP financial measures and the reasons why the Company’s management believes these measures provide useful information to investors about the Company’s financial condition and results of operations. Reconciliations of any non-GAAP financial measures defined below are included beginning on page 40.

Adjusted Funds From Operations ("AFFO"): The Company calculates AFFO by starting with Core FFO and adjusting for non-incremental capital expenditures and acquisition-related costs (that are not capitalized) and then adding back non-cash items including: non-real estate depreciation, straight-lined rents and fair value lease adjustments, non-cash components of interest expense and compensation expense, and by making similar adjustments for unconsolidated partnerships and joint ventures. AFFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that AFFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments. Other REITs may not define AFFO in the same manner as the Company; therefore, the Company’s computation of AFFO may not be comparable to that of other REITs.

Annualized Lease Revenue ("ALR"): ALR is calculated by multiplying (i) rental payments (defined as base rent plus operating expense reimbursements, if payable by the tenant on a monthly basis under the terms of a lease that has been executed, but excluding a) rental abatements and b) rental payments related to executed but not commenced leases for space that was covered by an existing lease), by (ii) 12. In instances in which contractual rents or operating expense reimbursements are collected on an annual, semi-annual, or quarterly basis, such amounts are multiplied by a factor of 1, 2, or 4, respectively, to calculate the annualized figure. For leases that have been executed but not commenced relating to un-leased space, ALR is calculated by multiplying (i) the monthly base rental payment (excluding abatements) plus any operating expense reimbursements for the initial month of the lease term, by (ii) 12. Unless stated otherwise, this measure excludes revenues associated with our unconsolidated joint venture properties and development / re-development properties, if any.

Core EBITDA: The Company calculates Core EBITDA as net income (computed in accordance with GAAP) before interest, taxes, depreciation and amortization and incrementally removing any impairment losses, gains or losses from sales of property and other significant infrequent items that create volatility within our earnings and make it difficult to determine the earnings generated by our core ongoing business. Core EBITDA is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Core EBITDA is helpful to investors as a supplemental performance measure because it provides a metric for understanding the performance of the Company’s results from ongoing operations without taking into account the effects of non-cash expenses (such as depreciation and amortization), as well as items that are not part of normal day-to-day operations of the Company’s business. Other REITs may not define Core EBITDA in the same manner as the Company; therefore, the Company’s computation of Core EBITDA may not be comparable to that of other REITs.

Core Funds From Operations ("Core FFO"): The Company calculates Core FFO by starting with FFO, as defined by NAREIT, and adjusting for gains or losses on the extinguishment of swaps and/or debt, acquisition-related expenses (that are not capitalized) and any significant non-recurring items. Core FFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to the Company’s core business operations. As a result, the Company believes that Core FFO can help facilitate comparisons of operating performance between periods and provides a more meaningful predictor of future earnings potential. Other REITs may not define Core FFO in the same manner as the Company; therefore, the Company’s computation of Core FFO may not be comparable to that of other REITs.

EBITDA: EBITDA is defined as net income before interest, taxes, depreciation and amortization.
EBITDAre: The Company calculates EBITDAre in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines EBITDAre as net income (computed in accordance with GAAP) adjusted for gains or losses from sales of property, impairment losses, depreciation on real estate assets, amortization on real estate assets, interest expense and taxes, along with the same adjustments for unconsolidated partnerships and joint ventures. Some of the adjustments mentioned can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. EBITDAre is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that EBITDAre is helpful to investors as a supplemental performance measure because it provides a metric for understanding the Company’s results from ongoing operations without taking into account the effects of non-cash expenses (such as depreciation and amortization) and capitalization and capital structure expenses (such as interest expense and taxes). The Company also believes that EBITDAre can help facilitate comparisons of operating performance between periods and with other REITs. However, other REITs may not define EBITDAre in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than the Company; therefore, the Company’s computation of EBITDAre may not be comparable to that of such other REITs.

Funds From Operations ("FFO"): The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as net income (computed in accordance with GAAP), excluding gains or losses from sales of property and impairment losses, adding back depreciation and amortization on real estate assets, and after the same adjustments for unconsolidated partnerships and joint ventures. These adjustments can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. FFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that FFO is helpful to investors as a supplemental performance measure because it excludes the effects of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. The Company also believes that FFO can help facilitate comparisons of operating performance between periods and with other REITs. However, other REITs may not define FFO in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than the Company; therefore, the Company’s computation of FFO may not be comparable to that of such other REITs.

Gross Assets: Gross Assets is defined as total assets with the add-back of accumulated depreciation and accumulated amortization related to real estate assets and accumulated amortization related to deferred lease costs.

Gross Real Estate Assets: Gross Real Estate Assets is defined as total real estate assets with the add-back of accumulated depreciation and accumulated amortization related to real estate assets.
Incremental Capital Expenditures: Incremental Capital Expenditures are defined as capital expenditures of a non-recurring nature that incrementally enhance the underlying assets' income generating capacity. Tenant improvements, leasing commissions, building capital and deferred lease incentives ("Leasing Costs") incurred to lease space that was vacant at acquisition, Leasing Costs for spaces vacant for greater than one year, Leasing Costs for spaces at newly acquired properties for which in-place leases expire shortly after acquisition, improvements associated with the expansion of a building, renovations that change the underlying classification of a building, and deferred building maintenance capital identified at and completed shortly after acquisition are included in this measure.

Non-Incremental Capital Expenditures: Non-Incremental Capital Expenditures are defined as capital expenditures of a recurring nature related to tenant improvements and leasing commissions that do not incrementally enhance the underlying assets' income generating capacity. We exclude first generation tenant improvements and leasing commissions from this measure, in addition to other capital expenditures that qualify as Incremental Capital Expenditures, as defined above.

Property Net Operating Income ("Property NOI"): The Company calculates Property NOI by starting with Core EBITDA and adjusting for general and administrative expense, income associated with property management performed by Piedmont for other organizations and other income or expense items for the Company, such as interest income from loan investments or costs from the pursuit of non-consummated transactions. The Company may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of straight lined rents and fair value lease revenue are also eliminated. Property NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Property NOI is helpful to investors as a supplemental comparative performance measure of income generated by its properties alone without the administrative overhead of the Company. Other REITs may not define Property NOI in the same manner as the Company; therefore, the Company’s computation of Property NOI may not be comparable to that of other REITs.

Same Store Net Operating Income ("Same Store NOI"): The Company calculates Same Store NOI as Property NOI attributable to the properties for which the following criteria were met during the entire span of the current and prior year reporting periods: (i) they were owned, (ii) they were not under development / redevelopment, and (iii) none of the operating expenses for which were capitalized. Same Store NOI also excludes amounts attributable to unconsolidated joint venture and land assets. The Company may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of straight lined rents and fair value lease revenue are also eliminated. Same Store NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Same Store NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the same group of properties from one period to the next. Other REITs may not define Same Store NOI in the same manner as the Company; therefore, the Company’s computation of Same Store NOI may not be comparable to that of other REITs.

Same Store Properties: Same Store Properties is defined as those properties for which the following criteria were met during the entire span of the current and prior year reporting periods: (i) they were owned, (ii) they were not under development / redevelopment, and (iii) none of the operating expenses for which were capitalized. Same Store Properties excludes unconsolidated joint venture and land assets.

Piedmont Office Realty Trust, Inc.
Research Coverage

Equity Research Coverage

Daniel Ismail	Anthony Paolone, CFA	David Rodgers, CFA
Green Street Advisors	JP Morgan	Robert W. Baird & Co.
660 Newport Center Drive, Suite 800	383 Madison Avenue	200 Public Square
Newport Beach, CA 92660	32nd Floor	Suite 1650
Phone: (949) 640-8780	New York, NY 10179	Cleveland, OH 44139
	Phone: (212) 622-6682	Phone: (216) 737-7341

John W. Guinee, III	Michael Lewis, CFA
Stifel, Nicolaus & Company	SunTrust Robinson Humphrey
One South Street	711 Fifth Avenue, 4th Floor
16th Floor	New York, NY 10022
Baltimore, MD 21202	Phone: (212) 319-5659
Phone: (443) 224-1307

Fixed Income Research Coverage

Mark S. Streeter, CFA
JP Morgan
383 Madison Avenue
3rd Floor
New York, NY 10179
Phone: (212) 834-5086

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations, and Adjusted Funds From Operations Reconciliations
Unaudited (in thousands)

	Three Months Ended					Nine Months Ended
	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018	9/30/2019	9/30/2018

GAAP net income applicable to common stock	$8,422	$8,153	$50,208	$45,410	$16,114	$66,783	$84,886
Depreciation (1) (2)	26,909	26,128	26,309	26,582	26,668	79,346	80,531
Amortization (1)	19,491	18,446	17,685	16,462	14,828	55,622	46,773
Impairment loss (1)	1,953	—	—	—	—	1,953	—
Loss / (gain) on sale of properties (1)	(32)	(1,451)	(37,887)	(30,505)	—	(39,370)	(45,186)
NAREIT funds from operations applicable to common stock	56,743	51,276	56,315	57,949	57,610	164,334	167,004
Adjustments:
Retirement and separation expenses associated with senior management transition	—	3,175	—	—	—	3,175	—
Loss / (gain) on extinguishment of debt	—	—	—	—	—	—	1,680
Core funds from operations applicable to common stock	56,743	54,451	56,315	57,949	57,610	167,509	168,684
Adjustments:
Amortization of debt issuance costs, fair market adjustments on notes payable, and discount on senior notes	526	525	523	522	550	1,574	1,561
Depreciation of non real estate assets	214	212	208	255	176	634	558
Straight-line effects of lease revenue (1)	(1,531)	(3,223)	(2,683)	(2,491)	(3,210)	(7,437)	(11,489)
Stock-based compensation adjustments	(3,015)	2,184	2,780	3,066	1,661	1,949	4,462
Amortization of lease-related intangibles (1)	(1,923)	(2,088)	(1,998)	(1,979)	(2,006)	(6,009)	(5,636)
Non-incremental capital expenditures	(14,352)	(9,691)	(3,367)	(16,597)	(9,276)	(27,410)	(27,407)
Adjusted funds from operations applicable to common stock	$36,662	$42,370	$51,778	$40,725	$45,505	$130,810	$130,733

(1)	Includes our proportionate share of amounts attributable to consolidated properties and unconsolidated joint ventures.
(2)	Excludes depreciation of non real estate assets.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended					Nine Months Ended
	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018	9/30/2019	9/30/2018

Net income attributable to Piedmont	$8,422	$8,153	$50,208	$45,410	$16,114	$66,783	$84,886
Net income / (loss) attributable to noncontrolling interest	(3)	(1)	1	(1)	—	(3)	(4)
Interest expense	16,145	15,112	15,493	15,729	15,849	46,750	45,294
Depreciation	27,124	26,340	26,518	26,837	26,844	79,982	81,090
Amortization	19,491	18,446	17,685	16,462	14,828	55,622	46,773
Impairment loss	1,953	—	—	—	—	1,953	—
Loss / (gain) on sale of properties	(32)	(1,451)	(37,887)	(30,505)	—	(39,370)	(45,186)
EBITDAre	73,100	66,599	72,018	73,932	73,635	211,717	212,853
Retirement and separation expenses associated with senior management transition	—	3,175	—	—	—	3,175	—
(Gain) / loss on extinguishment of debt	—	—	—	—	—	—	1,680
Core EBITDA	73,100	69,774	72,018	73,932	73,635	214,892	214,533
General & administrative expenses	7,950	9,244	9,368	8,226	6,677	26,561	21,487
Management fee revenue	(203)	(201)	(1,822)	(181)	(181)	(2,226)	(531)
Other (income) / expense	(47)	(56)	(62)	57	(87)	(165)	(475)
Straight-line effects of lease revenue	(1,531)	(3,223)	(2,683)	(2,491)	(3,210)	(7,437)	(11,489)
Amortization of lease-related intangibles	(1,923)	(2,088)	(1,998)	(1,979)	(2,006)	(6,009)	(5,636)
Property net operating income (cash basis)	77,346	73,450	74,821	77,564	74,828	225,616	217,889
Deduct net operating (income) / loss from:
Acquisitions	(5,546)	(3,964)	(3,101)	(1,675)	(431)	(12,610)	(1,038)
Dispositions	(296)	(1,118)	(3,518)	(7,932)	(7,019)	(4,931)	(18,368)
Other investments	(896)	(246)	(38)	(8)	(132)	(1,181)	(1,456)
Same store net operating income (cash basis)	$70,608	$68,122	$68,164	$67,949	$67,246	$206,894	$197,027

Piedmont Office Realty Trust, Inc.
Property Detail - In-Service Portfolio (1)
As of September 30, 2019
(in thousands)

Property	City	State	Percent Ownership	Year Built / Major Refurbishment	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (2)

Atlanta
Glenridge Highlands One	Atlanta	GA	100.0%	1998	288	96.2%	96.2%	95.1%
Glenridge Highlands Two	Atlanta	GA	100.0%	2000	424	97.2%	96.5%	96.5%
1155 Perimeter Center West	Atlanta	GA	100.0%	2000	377	79.8%	60.7%	60.7%
Galleria 100	Atlanta	GA	100.0%	1982	414	91.3%	90.3%	87.0%
Galleria 200	Atlanta	GA	100.0%	1984	432	85.9%	85.0%	84.3%
Galleria 300	Atlanta	GA	100.0%	1987	432	97.9%	97.9%	96.5%
Galleria 400	Atlanta	GA	100.0%	1999	430	94.4%	89.5%	74.4%
Galleria 600	Atlanta	GA	100.0%	2002	434	73.0%	73.0%	63.4%
The Medici	Atlanta	GA	100.0%	2008	156	94.2%	94.2%	94.2%
Metropolitan Area Subtotal / Weighted Average					3,387	89.5%	86.4%	82.5%
Boston
1414 Massachusetts Avenue	Cambridge	MA	100.0%	1873 / 1956	78	100.0%	100.0%	100.0%
One Brattle Square	Cambridge	MA	100.0%	1991	96	99.0%	99.0%	99.0%
One Wayside Road	Burlington	MA	100.0%	1997	201	100.0%	100.0%	100.0%
5 & 15 Wayside Road	Burlington	MA	100.0%	1999 & 2001	272	91.5%	91.5%	89.7%
5 Wall Street	Burlington	MA	100.0%	2008	182	100.0%	100.0%	100.0%
25 Burlington Mall Road	Burlington	MA	100.0%	1987	288	80.9%	80.9%	77.8%
225 Presidential Way	Woburn	MA	100.0%	2001	202	100.0%	100.0%	100.0%
235 Presidential Way	Woburn	MA	100.0%	2000	238	100.0%	100.0%	100.0%
80 Central Street	Boxborough	MA	100.0%	1988	150	89.3%	89.3%	71.3%
90 Central Street	Boxborough	MA	100.0%	2001	175	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					1,882	95.0%	95.0%	92.8%
Chicago
500 West Monroe Street	Chicago	IL	100.0%	1991	967	99.7%	99.7%	96.2%
Metropolitan Area Subtotal / Weighted Average					967	99.7%	99.7%	96.2%
Dallas
161 Corporate Center	Irving	TX	100.0%	1998	105	100.0%	95.2%	95.2%
750 West John Carpenter Freeway	Irving	TX	100.0%	1999	316	87.7%	87.7%	87.7%
6011 Connection Drive	Irving	TX	100.0%	1999	152	100.0%	100.0%	100.0%
6021 Connection Drive	Irving	TX	100.0%	2000	222	100.0%	100.0%	100.0%
6031 Connection Drive	Irving	TX	100.0%	1999	233	51.5%	38.2%	38.2%
6565 North MacArthur Boulevard	Irving	TX	100.0%	1998	260	83.8%	83.8%	76.5%
Las Colinas Corporate Center I	Irving	TX	100.0%	1998	159	95.0%	95.0%	92.5%
Las Colinas Corporate Center II	Irving	TX	100.0%	1998	228	90.4%	90.4%	89.9%
One Lincoln Park	Dallas	TX	100.0%	1999	262	94.7%	94.7%	91.6%
Park Place on Turtle Creek	Dallas	TX	100.0%	1986	178	91.0%	91.0%	87.1%
Metropolitan Area Subtotal / Weighted Average					2,115	88.0%	86.3%	84.4%

Property	City	State	Percent Ownership	Year Built / Major Refurbishment	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (2)
Minneapolis
US Bancorp Center	Minneapolis	MN	100.0%	2000	937	98.3%	98.2%	97.5%
Crescent Ridge II	Minnetonka	MN	100.0%	2000	301	96.7%	96.7%	96.7%
Norman Pointe I	Bloomington	MN	100.0%	2000	214	70.6%	70.6%	69.6%
9320 Excelsior Boulevard	Hopkins	MN	100.0%	2010	268	100.0%	100.0%	100.0%
One Meridian Crossings	Richfield	MN	100.0%	1997	195	100.0%	100.0%	100.0%
Two Meridian Crossings	Richfield	MN	100.0%	1998	189	98.9%	98.9%	98.9%
Metropolitan Area Subtotal / Weighted Average					2,104	95.7%	95.6%	95.2%
New York
60 Broad Street	New York	NY	100.0%	1962	1,033	92.2%	91.5%	91.5%
200 Bridgewater Crossing	Bridgewater	NJ	100.0%	2002	309	90.9%	90.9%	90.9%
400 Bridgewater Crossing	Bridgewater	NJ	100.0%	2002	305	100.0%	100.0%	100.0%
600 Corporate Drive	Lebanon	NJ	100.0%	2005	125	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					1,772	93.8%	93.5%	93.5%
Orlando
400 TownPark	Lake Mary	FL	100.0%	2008	175	97.7%	97.7%	87.4%
500 TownPark	Lake Mary	FL	100.0%	2016	134	100.0%	100.0%	100.0%
501 West Church Street	Orlando	FL	100.0%	2003	182	100.0%	100.0%	100.0%
CNL Center I	Orlando	FL	99.0%	1999	347	92.8%	89.3%	89.3%
CNL Center II	Orlando	FL	99.0%	2006	270	99.3%	99.3%	99.3%
200 South Orange Avenue	Orlando	FL	100.0%	1988	646	95.8%	87.3%	86.8%
Metropolitan Area Subtotal / Weighted Average					1,754	96.7%	92.9%	91.7%
Washington, D.C.
400 Virginia Avenue	Washington	DC	100.0%	1985	225	68.0%	57.3%	55.6%
1201 Eye Street	Washington	DC	98.6% (3)	2001	271	51.3%	51.3%	48.3%
1225 Eye Street	Washington	DC	98.1% (3)	1986	225	92.9%	92.4%	90.2%
3100 Clarendon Boulevard	Arlington	VA	100.0%	1987 / 2015	261	66.3%	66.3%	61.3%
4250 North Fairfax Drive	Arlington	VA	100.0%	1998	308	96.8%	92.9%	92.9%
Arlington Gateway	Arlington	VA	100.0%	2005	329	86.3%	74.8%	63.8%
Metropolitan Area Subtotal / Weighted Average					1,619	77.6%	72.9%	68.9%
Other
1430 Enclave Parkway	Houston	TX	100.0%	1994	313	82.7%	82.7%	81.8%
Enclave Place	Houston	TX	100.0%	2015	301	100.0%	—%	—%
1901 Market Street	Philadelphia	PA	100.0%	1987 / 2014	801	100.0%	100.0%	100.0%
Subtotal/Weighted Average					1,415	96.2%	74.9%	74.7%

Grand Total					17,015	91.9%	88.4%	86.4%

NOTE:	The Company has provided disaggregated financial and operational data for informational purposes for readers; however, regardless of the presentation approach used, we continue to evaluate and utilize our consolidated financial results in making operating decisions, allocating resources, and assessing our performance.
(1)	This schedule includes information for Piedmont's in-service portfolio of properties only. Information on investments excluded from this schedule can be found on page 37.
(2)	Economic leased percentage excludes the square footage associated with executed but not commenced leases for currently vacant spaces and the square footage associated with tenants receiving rental abatements (after proportional adjustments for tenants receiving only partial rental abatements).
(3)	Although Piedmont owns 98.6% of 1201 Eye Street and 98.1% of 1225 Eye Street, it is entitled to 100% of the cash flows for each asset pursuant to the terms of each property ownership entity's joint venture agreement.

Piedmont Office Realty Trust, Inc.
Company Metrics After 500 West Monroe Street Sale
As of September 30, 2019
($ and square footage in thousands)

The below information on pages 44 and 45 presents certain financial information about the Company as of September 30, 2019 on an actual basis and a pro forma basis giving effect to the completion of the sale of 500 West Monroe Street in Chicago, IL for $406 million in net proceeds and the use of the net proceeds from that sale to repay the outstanding indebtedness under the Company’s revolving line of credit.  The information below has been presented to show the impact of this transaction on certain of the Company’s statistical measures; however, the information below is not intended to present the Company’s operating results on a pro forma basis giving effect to the actions listed above and does not contain all of the information required in connection with pro forma financial statements prepared pursuant to Article 11 of Regulation S-X.  Therefore, future results may differ from these pro forma calculations.

Additional information on the disposition transaction can be found in the Subsequent Events section of Financial Highlights and on page 36. Pro forma financial statements prepared pursuant to Article 11 of Regulation S-X for the sale of 500 West Monroe Street in Chicago, IL can be found in the Company's Current Report on Form 8-K filed on October 30, 2019.

			As of September 30, 2019
	As of September 30, 2019		with Pro Forma Adjustments for the Sale of 500 West Monroe Street
Debt Metrics
Total debt / Total gross assets	39.0%		33% (estimated)
Average net debt to Core EBITDA (1) (2)	6.0 x		low 5 x's (estimated)
Fixed charge coverage ratio (3)	4.3 x		upper 4 x's (estimated)
Principal amount of debt - fixed rate	$1,389,033	73.6%	$1,389,033	93.3%
Principal amount of debt - floating rate	$498,000	26.4%	$100,000	6.7%
Principal amount of debt - unsecured	$1,698,000	90.0%	$1,300,000	87.3%
Principal amount of debt - secured	$189,033	10.0%	$189,033	12.7%

General Statistical Metrics
Number of consolidated in-service office properties	55		54
Rentable square footage	17,015		16,048
Percent leased	91.9%		91.4%
Percent leased - commenced	88.4%		87.7%
Percent leased - economic	86.4%		85.8%
Weighted average lease term remaining	6.4		6.2

(1)
Average net debt as of September 30, 2019 on a pro forma basis is calculated as the Company’s average net debt for the quarter ended September 30, 2019 adjusted for the repayment of the remaining balance under the Company’s revolving line of credit.

(2)	Core EBITDA as of September 30, 2019 on a pro forma basis is calculated as Core EBITDA for the quarter ended September 30, 2019, adjusted to remove the contribution from 500 West Monroe Street. The resultant figure is then annualized for the purposes of this calculation.
(3)	Fixed charges as of September 30, 2019 on a pro forma basis are calculated as the Company’s fixed charges for the quarter ended September 30, 2019, adjusted to remove interest expense associated with the Company's unsecured line of credit.

Piedmont Office Realty Trust, Inc.
Company Metrics After 500 West Monroe Street Sale
As of September 30, 2019
($ and square footage in thousands)

Lease Expiration Schedule      Geographic Diversification

	As Reported		Pro Forma for Sale of 500 West Monroe Street (1)			As Reported			Pro Forma for Sale of 500 West Monroe Street (1)
Expiration Year	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Location	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Percent Leased (%)	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Percent Leased (%)
Vacant	$—	—	—	—	Atlanta	89,183	16.4	89.5	89,183	17.9	89.5
2019	39,919	7.3	39,442	7.9	New York	67,975	12.5	93.8	67,975	13.6	93.8
2020	42,131	7.7	41,541	8.3	Minneapolis	66,415	12.2	95.7	66,415	13.3	95.7
2021	22,751	4.2	22,751	4.6	Washington, D.C.	65,206	12.0	77.6	65,206	13.1	77.6
2022	39,078	7.2	38,763	7.8	Boston	60,597	11.1	95.0	60,597	12.2	95.0
2023	44,111	8.1	43,529	8.7	Dallas	56,582	10.4	88.0	56,582	11.4	88.0
2024	68,746	12.6	68,746	13.8	Orlando	54,318	10.0	96.7	54,318	10.9	96.7
2025	32,449	6.0	31,242	6.3	Chicago	45,972	8.4	99.7	—	—	—
2026	28,983	5.3	25,544	5.1	Other	38,014	7.0	96.2	38,014	7.6	96.2
2027	58,668	10.8	38,768	7.8	Total	$544,262	100.0	91.9	498,290	100.0	91.4
2028	48,149	8.8	35,768	7.2
2029	30,269	5.6	28,545	5.7
2030	15,126	2.8	15,126	3.0
2031	314	0.1	314	0.1
Thereafter	73,568	13.5	68.211	13.7
Total	$544,262	100.0	498,290	100.0

(1)
Pro forma Annualized Lease Revenue is calculated by starting with the Company's Annualized Lease Revenue as of September 30, 2019, and deducting therefrom the contribution provided by 500 West Monroe Street.

Piedmont Office Realty Trust, Inc.
Supplemental Operating & Financial Data
Risks, Uncertainties and Limitations

Certain statements contained in this supplemental package constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” "estimate," “believe,” “continue” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this supplemental package include our estimated Core FFO and Core FFO per diluted share for calendar year 2019 and certain expected future financing requirements and expenditures.
The following are some of the factors that could cause our actual results and expectations to differ materially from those described in our forward-looking statements: economic, regulatory, socio-economic and/or technology changes (including accounting standards) that impact the real estate market generally or that could affect the patterns of use of commercial office space; the success of our real estate strategies and investment objectives, including our ability to identify and consummate suitable acquisitions and divestitures; lease terminations, lease defaults or changes in the financial condition of our tenants, particularly by one of our large lead tenants; the impact of competition on our efforts to renew existing leases or re-let space on terms similar to existing leases; changes in the economies and other conditions affecting the office sector in general and the specific markets in which we primarily operate where we have high concentrations of our annualized lease revenue; the illiquidity of real estate investments, including regulatory restrictions to which REITs are subject and the resulting impediment on our ability to quickly respond to adverse changes in the performance of our properties; the risks and uncertainties associated with the acquisition and disposition of properties, many of which risks and uncertainties may not be known at the time of acquisition or disposition; development and construction delays and resultant increased costs and risks; our real estate development strategies may not be successful; future acts of terrorism in any of the major metropolitan areas in which we own properties, or future cybersecurity attacks against us or any of our tenants; additional risks and costs associated with directly managing properties occupied by government tenants; adverse market and economic conditions, including any resulting impairment charges on both our long-lived assets or goodwill resulting therefrom; availability of financing and our lending banks' ability to honor existing line of credit commitments; costs of complying with governmental laws and regulations; the effect of future offerings of debt or equity securities or changes in market interest rates on the value of our common stock; changes in the method pursuant to which the LIBOR rates are determined and the potential phasing out of LIBOR after 2021; significant price and volume fluctuations in the public markets, including on the exchange on which we list our common stock; uncertainties associated with environmental and other regulatory matters; potential changes in political environment and reduction in federal and/or state funding of our governmental tenants, including an increased risk of default by government tenants during periods in which state or federal governments are shut down or on furlough; any change in the financial condition of any of our large lead tenants; changes in the financial condition of our tenants directly or indirectly resulting from geopolitical developments that could negatively affect international trade, including the United Kingdom's referendum to withdraw from the European Union, the termination or threatened termination of existing international trade agreements, or the implementation of tariffs or retaliatory tariffs on imported or exported goods; the effect of any litigation to which we are, or may become, subject; changes in tax laws impacting REITs and real estate in general, as well as our ability to continue to qualify as a REIT under the Internal Revenue Code of 1986; the future effectiveness of our internal controls and procedures; and other factors detailed in our most recent Annual Report on Form 10-K and other documents we file with the Securities and Exchange Commission.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this supplemental report. We cannot guarantee the accuracy of any such forward-looking statements contained in this supplemental report, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.